Exhibit 10.32

SHOPPING CENTER LEASE

Between

Regency Centers, L.P.

(Landlord)

And

Wilshire State Bank

(Tenant)

At

Woodman Van Nuys Shopping Center
Arleta, CA

Dated  November 19, 2009

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WOODMAN VAN NUYS
SHOPPING CENTER LEASE

THIS LEASE, made as of the 19th day of November, 2009, by and between Regency Centers, L.P., a Delaware Limited Partnership (herein called “Landlord”), and Wilshire State Bank, a California corporation (herein called “Tenant”).

In consideration of the obligations of Tenant to pay rent and other charges as herein provided and in consideration of the other terms, covenants and conditions hereof, Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the premises described herein for the term and subject to the terms and conditions set forth herein.

ARTICLE 1. INTRODUCTORY PROVISIONS

1.1          FUNDAMENTAL LEASE PROVISIONS.

Certain fundamental provisions are presented in this Section in summary form to facilitate convenient reference by the parties hereto:

(a) Tenant’s Trade Name	Wilshire State Bank (Section 7.1)

(b) Term	Sixty (60) months (Section 3.1)

(c) Premises Space Number	9700 Woodman Avenue, Suite A-6 Arleta, California 91331 (Exhibit “B” - Part 2)

(d) GLA in Premises	1,150 square feet (Section 1.5)

(e) GLA in Landlord’s Building	107,614 square feet (Section 1.5)

(f) Tenant’s Proportionate Share

Tenant’s proportionate share shall be defined as the percentage that the gross leasable area (“GLA”) of the Premises bears to the entire gross leasable area of Landlord’s Building except as hereinafter provided. In determining Tenant’s Proportionate Share of Common Area Costs and contribution for Taxes and Insurance, Landlord may exclude from the GLA of the Landlord’s Building any premises containing ~~7,500~~ 12,500 or more square feet of GLA if the lease for such premises does not require the applicable tenant to pay a prorata share of Common Area Costs, Taxes or Insurance, but in that event, Landlord shall deduct from the Common Area Costs, Taxes or Insurance any amounts payable by any such tenants specifically for items included in the Common Area Costs, Taxes or Insurance.

(g) Minimum Annual Rent:			Minimum Rent
		Minimum Rent	(Per Sq.ft. of	Minimum Rent
	Months	(Monthly)	GLA)	(Annual)
	1 - 12	$2,242.50	$23.40	$26,910.00
	13 - 24	$2,287.54	$23.87	$27,450.50
	25 - 36	$2,333.54	$24.35	$28,002.50
	37 - 48	$2,379.54	$24.83	$28,554.50
	49 - 60	$2,427.46	$25.33	$29,129.50

plus applicable sales tax, if any (Section 4.2)

(h) Percentage Rent	N/A

(i) Commencement Date	One hundred twenty (120) days after the date of Landlord’s delivery of the Premises to Tenant. (Section 3.1)

(j) Use	The Premises shall be used for retail banking and general office. (Article 7) The use is subject to all exclusives granted by Landlord in the Shopping Center which are currently set forth in Exhibit J

(k) Guarantor(s) (if none, so state)	N/A

(l) Default Rate:	The lesser of twelve percent (12%) per annum or the maximum lawful rate of interest permitted by applicable law

(m) Security Deposit	N/A

(n) Brokers	Regency Centers, L.P. representing Landlord and Transwestem representing Tenant (Section 25.5)

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(o) Estimated Common Area Costs for 2009		$4.16 per square foot per annum (Article 8) (Subject to annual adjustment)

(p) Estimated Taxes for 2009		$1.65 per square foot per annum (Article 5) (Subject to annual adjustment)

(q) Estimated Insurance for 2009		$0.58 per square foot per annum (Article 11) (Subject to annual adjustment)

(r) Advertising and Promotion Fund (if none, so state)		N/A

(s) Estimated Initial Monthly Payments Required

Minimum Rent		$2,242.50

Additional Rent

Common Area Costs	$398.67

Taxes	$158.13

Insurance	$55.58

Advertising and Promotion Fund (if none, so state)		N/A
Pylon Signage Fee (if none, so state)		N/A
Satellite Fee (if none, so state)		N/A

Total Monthly Additional Rent		$612.38

State and County Sales Tax		N/A

Total Monthly Payment at Commencement Date		$2,854.88

(t) Address for Notice

To Landlord

c/o Regency Centers Corporation
One Independent Drive
Suite 114

Jacksonville, Florida 32202-5019
Attention: Lease Administration

With a copy to:

c/o Regency Centers Corporation

One Independent Drive

Suite 114

Jacksonville, Florida 32202-5019

Attention: Legal Department

With a copy to:

c/o Regency Centers Corporation
915 Wilshire Boulevard Suite 2200
Los Angeles, California 90017
Attention: Property Management

To Tenant:		Wilshire State Bank 3200 Wilshire Boulevard, Suite 1400 Los Angeles, California 90010

(u) Tenant Allowance		$10.00 per square foot of the Premises; subject, however, to the terms and conditions of the Tenant Allowance provision of this Lease

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LEASE PROVISIONS

1.2          REFERENCES AND CONFLICTS.

References appearing in Section 1.1 are to designate some of the other places in this Lease where additional provisions applicable to the particular Fundamental Lease Provisions appear. Each reference in this Lease to any of the Fundamental Lease Provisions contained in Section 1.1 shall be construed to incorporate all of the terms provided for under such provisions, and such provisions shall be read in conjunction with all other provisions of this Lease applicable thereto. If there is any conflict between any of the Fundamental Lease Provisions set forth in Section 1.1 and any other provision of this Lease, the latter shall control.

1.3          EXHIBITS.

The following drawings and special provisions are attached hereto as exhibits and hereby made a part of this Lease:

(a)	Exhibit “A”	Legal Description of the Shopping Center Land as presently constituted

(b)	Exhibit “B”	Part 1 - Site plan of Shopping Center Land; and
Part 2 - Leasing Plan. (The Premises is identified on the Leasing Plan.)

(c)	Exhibit “C”	Description of Tenant’s Work and Work to be performed by Landlord, if any, in the Premises; and “C-1” Shopping Center Signage Criteria

(d)	Exhibit “D”	Intentionally Omitted

(e)	Exhibit “E”	Requirements & Restrictions

(f)	Exhibit “F”	Tenant Improvements

(g)	Exhibit “G”	Signage

(h)	Exhibit “H”	Intentionally Omitted

(i)	Exhibit “I”	Intentionally Omitted

(j)	Exhibit “J”	Existing Exclusives granted by Landlord at Shopping Center

1.4          THE SHOPPING CENTER; LANDLORD’S BUILDING.

The “Shopping Center” means the land described in Exhibit “A” and improvements thereon constituting an integrated retail shopping center, as the same may be modified from time to time throughout the Term of this Lease. The structure or structures shown on Exhibit “B” as “Landlord’s Building,” as the same may be altered, reduced or expanded from time to time throughout the Term of this Lease, is hereinafter called the “Landlord’s Building.” Landlord may at any time and from time to time change the shape, size, location, number, height and extent of the improvements in the Shopping Center and eliminate or add any improvements to any portion of the Shopping Center and add land thereto or eliminate land therefrom.

1.5          GROSS LEASABLE AREA.

At the Commencement Date, GLA is estimated to be, with respect to the Premises, the number of square feet set forth in Section 1.1(d) and, with respect to the Landlord’s Building, the number of square feet set forth in Section 1.1(e). GLA will change with additions or deletions to the Landlord’s Building and/or the Premises. The GLA is measured from the exterior face of exterior walls, the exterior face of service corridor walls and the centerline of interior demising walls. No deduction shall be made for columns, stairs, elevators or any internal construction or equipment. Unless another provision of this Lease expressly grants to Tenant a right to certify and/or remeasure the GLA of the Premises, Tenant shall have no such right to certify and/or remeasure or otherwise dispute the GLA of the Premises set forth in Section 1.1(d) above.

ARTICLE 2. PREMISES

2.1          LEASE OF PREMISES.

Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises for the Term, at the rent, and upon the terms, covenants and conditions herein set forth.

2.2          PREMISES DEFINED.

The term “Premises” means the space situated in the Landlord’s Building in the location marked on Exhibit “B” and shall consist of the space thereat within the walls, structural floor and the bottom of the roof of Landlord’s Building. The demised Premises shall include only the appurtenances specifically granted in this Lease, Landlord specifically excepting and reserving for itself the roof, the air space above the roof, the space below the floor, the exterior portions of the demised Premises (other than the store front), and the right to install pipes, ducts, conduits, wire, solar panels and other mechanical equipment serving other portions, tenants and occupants of the Shopping Center under or above the Premises, without the same constituting and actual or constructive eviction of Tenant.

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2.3          DELIVERY OF PREMISES.

Landlord agrees to deliver to Tenant, and Tenant agrees to accept from Landlord, possession of the Premises when Landlord advises Tenant in writing that the Landlord’s Work in the Premises (if any) has been sufficiently completed to permit Tenant’s Work to begin or when Tenant takes possession of the Premises, whichever first occurs. Landlord’s notice thereof shall constitute delivery of the Premises without further act by either party. Landlord will deliver possession of the Premises to Tenant with the heating, ventilation and air conditioning (HVAC) unit, plumbing, and electrical systems in good working order with the rest of the Premises in its current “as-is” condition with the addition of only those items of work (if any) described on Exhibit “C”. If Landlord encounters delays in delivering possession of the Premises to Tenant, this Lease will not be void or voidable, nor will Landlord be liable to Tenant for any loss or damage resulting from such delay. If the delay in possession is caused by Tenant (including delays caused by Tenant’s failure to supply the information referred to in the following sentence), then the date of Landlord’s delivery of the Premises to Tenant shall be deemed to be the date such delivery would have occurred but for Tenant’s delay. Notwithstanding the foregoing, Landlord ~~will not be obligated to~~ shall deliver possession of the Premises to Tenant ~~until~~ within thirty (30) days after Landlord has received from Tenant all of the following: (i) a copy of this Lease fully executed by Tenant, and a Guaranty, if any, executed by the Guarantor(s); (ii) the Security Deposit and the first installment of Minimum Annual Rent; and (iii) copies of policies or certificates of insurance as required under Article 11 of this Lease. If Tenant occupies the Premises prior to the Commencement Date, such early occupancy shall be subject to all of the terms and conditions of this Lease, and Tenant will not interfere with Landlord in the completion of Landlord’s Work (if any). Landlord will give Tenant access for locks to be changed upon: (i) Tenant’s acceptance of the Premises, (ii) Landlord’s receipt of two sets of plans and specifications set forth in Exhibit “C”, and (iii) Landlord’s receipt of a copy of the contractor’s insurance certificate. Tenant will pay all expenses associated with changing the locks.

2.4          OPENING OF PREMISES.

On or before ten (10) days after delivery of possession of the Premises to Tenant, Tenant shall commence the Tenant’s Work specified in Exhibit “C”, diligently and continually proceed to completion, and open for business on or before the Commencement Date specified in Section 1.1(i). In relation to Tenant’s Work, Tenant shall execute the Notice of Commencement as Owner identifying Landlord only as the fee simple titleholder for purposes of permitting. By opening for business, Tenant shall be deemed to have acknowledged that all work (if any) required to be performed by Landlord in connection with the Premises and any and all other obligations to be performed by Landlord on or before the opening of the Premises have been fully performed, and that the Premises are at such time complete and in good, sanitary and satisfactory condition and repair without any obligation on Landlord’s part to make any alterations, upgrades or improvements thereto.

2.5          TENANT’S WORK.

In addition to Tenant’s obligations set forth in Exhibit “C”, it shall be Tenant’s responsibility and obligation to obtain all building, occupancy, use and other governmental permits and/or approvals required in connection with the construction of the Tenant’s Work, a certificate of occupancy for the Premises upon completion thereof and Tenant’s use thereof, including, without limitation, the payment of all utility connection/hookup/meter fees and charges and any development impact fees, transportation uniform mitigation fees and/or school mitigation fees assessed with respect to the Premises and/or Tenant’s use and/or Tenant’s Work as opposed to the Shopping Center. In the event Landlord pays any such fees on Tenant’s behalf, Tenant shall reimburse Landlord for such fees as Additional Rent within ten (10) days of Tenant’s receipt of an invoice therefor from Landlord.

ARTICLE 3. TERM

3.1          TERM OF THIS LEASE.

The Term of this Lease shall commence on the Commencement Date specified in Section 1,1(i) and shall continue for the number of months set forth in Section 1.1 (b).

ARTICLE 4. RENT

4.1          TENANT’S AGREEMENT TO PAY RENT.

Tenant hereby agrees to pay Minimum Annual Rent and Additional Rent. The term “Rent” includes the Minimum Annual Rent and Additional Rent.

4.2          MINIMUM RENT.

The minimum amount of rent Tenant shall pay Landlord for each Lease Year is the amount set forth in Section 1.1(g) (the “Minimum Annual Rent”). Minimum Annual Rent for the period from the Commencement Date to the first day of the month following such date shall be prorated on a daily basis and shall be payable with and in addition to the first installment of Minimum Annual Rent.

The Minimum Annual Rent for each Lease Year shall be payable in twelve (12) equal monthly installments, in advance, on the first day of each calendar month. The first installment of Rent shall be due on Tenant’s execution and delivery of this Lease to Landlord.

4.3          LEASE YEAR DEFINED.

The “First Lease Year” means the period beginning on the Commencement Date and ending on the last

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day of the twelfth full calendar month thereafter. “Lease Year” means each successive twelve (12) month period after the First Lease Year occurring during the Term.

~~4.4MONTHLY REPORTING.~~

~~Tenant shall furnish to Landlord within twenty (20) days after the end of each calendar month during the Term a complete statement, certified by Tenant (or a responsible officer thereof if Tenant is a corporation or limited liability company), of the amount of Gross Sales made from the Premises during said month, the statement to be in such form and style and contain such details and breakdown as Landlord may require. Tenant shall also furnish to Landlord with each such monthly statement a copy of any sales tax report filed with any taxing authority.~~

~~4.5GROSS SALES.~~

~~(a)”Gross Sales” means the actual prices of all goods, wares, internet based sales and merchandise sold and-the actual charges for all services performed by Tenant or by any subtenant, licensee, concessionaire or other person in, at, from, or arising out of the use of the Premises, whether wholesale or retail, whether for cash or credit, or otherwise, and includes the value of all consideration received or promised for any of the foregoing, without reserve or deduction for inability or failure to collect, including, but not limited to, sales and services:—(i) where the orders therefor originate in, at, from or arising out of the use of the Premises, whether delivery or performance is made from the Premises or from some other place and regardless of the place of bookkeeping for, payment of, or collection of any account; or (ii) made or performed by mail; telephone, or telecopy orders received or filled in, at or from the Premises; or (iii) made or performed by means of mechanical and other vending devices in the Premises; or (iv) which Tenant, or any subtenant, licensee, concessionaire or other person, in the normal and customary course of its business, would credit or attribute to its operation at the Premises or any part thereof. Any deposit not-refunded shall be included in Gross Sales in the month in which such deposit is received.~~

~~(b)The following shall be excluded from Gross Sales: (i) any exchange of merchandise between stores of Tenant when such exchange is made solely for the convenient operation of Tenant’s business and not for the purpose of consummating a sale made in, at or from the Premises; (ii) returns to shippers or manufacturers; (iii) cash or credit refunds to customers on transactions previously reported as Gross Sales; (iv) sales of fixtures, machinery and equipment, which are not stock in trade, after use thereof in the conduct of Tenant’s business; and (v) amounts which are separately stated and collected from customers and which are paid by Tenant to any government for any sales or excise tax. No franchise, capital stock tax, tax based upon assets or net worth or gross receipts tax, and no income or similar tax based on income or profits shall be deducted from Gross Sales.~~

~~4.6~~4.4     ADDITIONAL RENT.

Tenant shall pay, as additional rent (herein sometimes collectively called “Additional Rent”), all sums of money or charges of whatsoever nature (except Minimum Annual Rent and Percentage Rent, if any) required to be paid by Tenant to Landlord pursuant to this Lease, whether or not the same is designated as “Additional Rent.”

~~4.7~~4.5     WHERE RENT PAYABLE AND TO WHOM; NO DEDUCTION; LATE CHARGE.

All Rent payable by Tenant under this Lease shall be paid to Landlord on or before the ~~first~~ fifth (5th) day of each month without prior notice or demand therefor (except where such prior demand is expressly provided for in this Lease), without any deductions, set offs or counterclaims whatsoever, at the place to which notices are to be sent to Landlord or to such payee and at such place as may be designated by Landlord. If any payment of Rent or other charges due hereunder is not received by Landlord in good funds on its due date, Tenant will pay to Landlord a late charge of five percent (5%) of the amount due.

ARTICLE 5. TAXES AND ASSESSMENTS

5.1          TENANT’S PROPORTIONATE SHARE OF TAXES AND PAYMENT.

Tenant shall pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of all real estate taxes, current and future, and other ad valorem taxes and assessments of every kind and Tenant’s Proportionate Share of any reasonable costs and expenses (such as real estate tax consultant fees) that are incurred by Landlord in a good faith effort to reduce the amount assessed by the taxing authority (“Taxes”). In the event any assessments may be paid in annual installments, only the amount of such annual installment and statutory interest shall be included within the computation of the annual Taxes for the Lease Year in question. Tenant shall pay its Proportionate Share of Taxes at the times and in the manner provided in Section 8.6.

5.2          RENT TAX.

Should any governmental taxing authority acting under any present or future law, ordinance or regulation levy, assess or impose a tax, excise or assessment (other than an income or franchise tax) upon or against or measured by the Rent, or any part of it, Tenant shall pay such tax, excise and/or assessment when due or shall on demand reimburse Landlord for the amount thereof, as the case may be.

5.3          PERSONAL PROPERTY TAXES.

Tenant shall be liable for, and shall pay before delinquency, all taxes and assessments (real and personal) levied against (a) any personal property or trade fixtures placed by Tenant in or about the

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Premises (including any increase in the assessed value of the Premises based upon the value of any such personal property or trade fixtures), and (b) any Tenant improvements or alterations in the Premises (whether installed and/or paid for by Landlord or Tenant). If any such taxes or assessments are levied against Landlord or Landlord’s property, Landlord may, after written notice to Tenant (and under proper protest if requested by Tenant), pay such taxes and assessments, and Tenant shall reimburse Landlord therefor within ten (10) days after demand by Landlord; provided, however, Tenant, at its sole cost and expense, shall have the right, with Landlord’s cooperation, to bring suit in any court of competent jurisdiction to recover the amount of any such taxes and assessments so paid under protest.

ARTICLE 6. TENANT’S CONDUCT OF BUSINESS

6.1          HOURS.

Tenant agrees that, from and after the Commencement Date, Tenant will continuously and uninterruptedly keep open and operate its entire store for no less than forty (40) hours per week in the Premises for the purpose specified in Section 1,1(j) and under the trade name specified in Section 1.1(a) ~~with the public daily during such hours as are customary in the Shopping Center~~.  However, if Tenant is unable to comply with the provisions of this Section by reason of national holidays, strikes, act of God, destruction of the Premises by fire, or any other reason or cause beyond Tenant’s control. Tenant shall not be deemed to be in default under this Lease. Tenant shall be allowed access to the Premises twenty-four (24) hours each day.

ARTICLE 7. USE OF PREMISES

7.1          SOLE USE AND TRADE NAME.

Tenant shall use the Premises for the purpose specified in Section 1.1(j) and for no other purpose whatsoever and shall conduct its business in the Premises solely under the trade name specified in Section 1.1(a). Nothing in this Lease shall be construed to grant Tenant an exclusive right to the purpose specified in Section 1.1(j) or any other purpose or use. Tenant shall procure, at Tenant’s sole expense, any permits or licenses required for the transaction of business in the Premises.

7.2          REQUIREMENTS AND RESTRICTIONS.

Tenant agrees to comply with the Requirements and Restrictions set forth on Exhibit “E” attached hereto.

ARTICLE 8. COMMON AREAS

8.1          MAINTENANCE.

Landlord agrees to maintain, as part of Common Area Costs, the Common Areas including the roof in good condition; provided, however, that the manner in which the Common Areas shall be maintained shall be solely determined by Landlord. If any owner or tenant of any portion of the Shopping Center maintains Common Areas located upon its parcel or premises (Landlord shall have the right, in its sole discretion, to allow any purchaser or tenant to so maintain Common Areas located upon its parcel or premises and to be excluded from participation in the payment of Common Area Costs), Landlord shall not have any responsibility for the maintenance of that portion of the Common Areas and Tenant shall have no claims against Landlord arising out of any failure of such owner or tenant to so maintain its portion of the Common Areas.

8.2          COMMON AREAS DEFINED.

“Common Areas” means all areas, facilities, and improvements provided in the Shopping Center for the convenience and use of patrons of the Shopping Center, and shall include, but not be limited to, all areas, all parking areas and facilities, sidewalks, stairways, service corridors, truckways, ramps, loading docks, delivery areas, landscaped areas, access and interior roads, lighting facilities and similar areas and facilities situated within the Shopping Center which are not reserved for the exclusive use of any Shopping Center occupants.

8.3          LANDLORD’S CONTROL.

Landlord shall at all times have the sole and exclusive control, management and direction of the Common Areas and the right to make reasonable changes to the Common Areas, and may at any time exclude and restrain any person from use or occupancy thereof. The rights of Tenant in and to the Common Areas are subject to the rights of others to use the same in common with Tenant. Landlord may at any time and from time to time close all or any portion of the Common Areas to make repairs, improvements, alterations or changes and, to the extent necessary in the opinion of Landlord, to prevent a dedication thereof or the accrual of any rights to any person or to the public therein.

8.4          EMPLOYEE PARKING.

Landlord may from time to time designate a particular parking area or areas to be used by its tenants and their employees. If Tenant or any of its employees fail to park their vehicle in any such designated parking areas, Landlord, in its sole discretion, may give Tenant notice of such violation and, if the violation is not corrected within two (2) days after said notice is given, Tenant shall pay to Landlord an amount equal to Ten Dollars ($10.00) per day for each violating vehicle calculated from and including the day on which notice was given, to and including the day when all violations by Tenant and its employees cease. In no event, however, shall Landlord be required to enforce any parking obligation stated herein.

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8.5          COMMON AREA COSTS.

“Common Area Costs” means all costs incurred in a manner deemed by Landlord to be reasonable and appropriate and for the best interests of the Shopping Center in connection with the management, operation, maintenance, replacement and repair of the Common Areas, including but not limited to security, landscaping, utilities, painting, striping, lighting, management fee of four percent (4%) of gross revenues and pest control among other items.

8.6          TENANT’S PROPORTIONATE SHARE OF COMMON AREA COSTS, TAXES AND INSURANCE.

Tenant agrees to pay to Landlord, as Additional Rent, Tenant’s Proportionate Share of Common Area Costs, Taxes and Insurance (as hereinafter defined) in the following manner:

(a)           Tenant shall pay Landlord on the Commencement Date and on the first day of each calendar month of the Term thereafter an amount estimated by Landlord to be Tenant’s monthly Proportionate Share of the Common Area Costs, Taxes and Insurance. Landlord may adjust said amount at the end of any calendar month on the basis of Landlord’s experience and reasonably anticipated costs.

(b)           Within ninety (90) days following the end of each calendar year, or as soon as reasonably possible thereafter, Landlord shall endeavor to furnish Tenant a statement covering such year just ended, showing the Common Area Costs, Taxes and Insurance and the amount of Tenant’s Proportionate Share of such costs for such year and the payments made by Tenant with respect to such year. If Tenant’s Proportionate Share of such costs is less than Tenant’s payments so made, Tenant shall be entitled to a credit of the difference or, if such share is greater than Tenant’s said payments, Tenant shall pay Landlord the difference within thirty (30) days after receipt of such statement.

(c)           Any failure or delay by Landlord in delivering any estimated or final statement pursuant to this Section 8.6 shall not constitute a waiver of Landlord’s right to receive Tenant’s payment of Tenant’s Proportionate Share of Common Area Costs, Taxes and Insurance.

ARTICLE 9. HAZARDOUS SUBSTANCES

9.1          RESTRICTION ON USE.

Tenant shall not use or permit the use of the Premises for the generation, storage, treatment, use, transportation, handling or disposal of any chemical, material or substance which is regulated as toxic or hazardous or exposure to which is prohibited, limited or regulated by any governmental authority, or which, even if not so regulated, may or could pose a hazard to the Premises, Shopping Center or property adjacent thereto or to the health or safety of persons on the Premises or other tenants or occupants of the Shopping Center or property adjacent thereto, and no such chemical, material or substance shall be brought onto the Premises without the Landlord’s express written approval. Tenant agrees that it will at all times observe and abide by all laws and regulations relating to the handling of such materials and will promptly notify Landlord of (a) the receipt of any warning notice, notice of violation, or complaint received from any governmental agency or third party relating to environmental compliance, and (b) any release of hazardous materials on the Premises and/or Shopping Center. In addition, Tenant shall immediately notify Landlord concerning any water intrusion or leakage in the Premises. Tenant shall provide Landlord with immediate access to the Premises in order to assess the damage. Repairs to the Premises shall be made by the party responsible. Should Tenant be responsible for the repairs and fail to correct immediately, Landlord shall make the repairs at Tenant’s expense. Tenant shall, in accordance with applicable laws, carry out, at its sole cost and expense, any remediation required as a result of the release of any hazardous substance by Tenant or by Tenant’s agents, employees, contractors or invitees, from the Premises and/or Shopping Center. Notwithstanding the foregoing, Tenant shall have the right to bring on to the Premises reasonable amounts of cleaning materials and the like necessary for the operation of Tenant’s business, but Tenant’s liability with respect to such materials shall be as set forth in this Article. The term “Hazardous Material” includes, without limitation (i) those substances included within the definitions of “hazardous substances”, “hazardous materials”, “toxic substances” or “solid waste” under all present and future federal, state and local laws (whether under common law, statute, rule, regulation or otherwise) relating to the protection of human health or the environment, including, without limitation, California Senate Bill 245 (Statutes of 1987, chapter 1302), the Safe Drinking Water and Toxic Enforcement Act of 1986 (commonly known as Proposition 65) and the Comprehensive Environmental Response, Compensation and Liability Act of 1980 and the Hazardous Materials Transportation Act, 49 U.S.C. Sections 1801. et seq., all as heretofore and hereafter amended, or in any regulations promulgated pursuant to said laws; (ii) those substances defined as “Hazardous Wastes” in Section 25117 of the California Health & Safety Code or as “Hazardous Substances” in Section 25316 of the California Health & Safety Code, or in any regulations promulgated pursuant to said laws; (iii) such other substances, materials and wastes which are or become regulated under applicable local, state or federal law or by the United States government or which are or become classified as hazardous or toxic under federal, state or local laws or regulations, including, without limitation, California Health & Safety Code, Division 20, and Title 26 of the California Code of Regulations; and (iv) any material, waste or substance which contains petroleum, asbestos or polychlorinated bipheyls, designated as a “hazardous substances” pursuant to Section 311 of the Clean Water Act of 1977, 33 U.S.C. Sections 1251, et seq. (33 U.S.C.§1321) or listed pursuant to Section 307 of the Clean Water Act of 1977 (U.S.C.§1317) or contains any flammable, explosive or radioactive material.

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9.2          INDEMNIFICATION.

To the fullest extent permitted by law, Tenant agrees to promptly indemnify, protect, defend and hold harmless Landlord and Landlord’s partners, officers, directors, employees, agents, successors and assigns (collectively, “Landlord Parties”) from and against any and all claims, damages, judgments, suits, causes of action, losses, liabilities, penalties, fines, expenses and costs (including, without limitation, clean-up, removal, remediation and restoration costs, sums paid in settlement of claims, attorneys’ fees, consultant fees and expert fees and court costs) which arise or result from any environmental contamination on, in, under or about the Premises, Landlord’s Building or any other portion of the Shopping Center and which are caused or permitted by Tenant or any of Tenant’s agents, employees, subtenants, assignees, licensees, contractors or invitees (collectively, “Tenant Parties”).

9.3          SURVIVAL.

The provisions of this Article shall survive the termination of this Lease.

ARTICLE 10. ALTERATIONS TO PREMISES

10.1        ALTERATIONS; DAMAGES.

Tenant shall make no structural alterations, additions or changes in or to the Premises without Landlord’s prior written consent. In no event shall Tenant make or cause to be made any penetration through any roof, floor or exterior or corridor wall without the prior written consent of Landlord. Tenant shall be responsible for any and all damages resulting from any alteration, addition or change Tenant makes, whether or not Landlord’s consent therefor was obtained. Any and all alterations, additions and changes made to the Premises which are consented to by Landlord shall be made under the supervision of a licensed architect or licensed structural engineer and in accordance with plans and specifications approved in writing by the Landlord before the commencement of the work and all necessary governmental approvals and permits, which approvals and permits Tenant shall obtain at its sole expense. All contractors and subcontractors utilized by Tenant shall be subject to Landlord’s prior written approval. Prior to proceeding with any alteration, Tenant shall provide Landlord with at least fifteen (15) days prior written notice. In the event that Tenant makes any alterations, Tenant agrees to carry “Builder’s All Risk” insurance in a customary and reasonable amount approved by Landlord covering the construction of such alterations. In addition, Landlord may, in its discretion, require Tenant to obtain a lien and completion bond or some alternate form of security satisfactory to Landlord in an amount sufficient to ensure the lien-free completion of such alterations and naming Landlord as a co-obligee. Upon completion of any alterations, Tenant agrees to cause a Notice of Completion to be recorded in the office of the Recorder of the county in which the Shopping Center is located in accordance with Section 3093 of the Civil Code of the State of California or any successor statute, and Tenant shall deliver to the Shopping Center management office a reproducible copy of the “as built” drawings of the alterations. All work with respect to any alterations, additions and changes must be done in a good and workmanlike manner and diligently prosecuted to completion to the end that the Premises shall at all times be a complete unit except during the period of the work. Subject to the terms hereof, any work done by Tenant without Landlord’s consent shall be returned to its original condition at Tenant’s expense upon request by Landlord. ~~Tenant shall pay to Landlord, as Additional Rent, the reasonable costs of Landlord’s engineers and other consultants for review of all plans, specifications and working drawings for Tenant’s alterations, within ten (10) business days after Tenant’s receipt of invoices either from Landlord or such consultants. In addition to such costs,~~ Tenant shall pay to Landlord, within ~~ten (10)~~ twenty (20) business days after completion of any alterations, the actual, reasonable costs incurred by Landlord for services rendered by Landlord’s management personnel and engineers to coordinate and/or supervise any of the alterations to the extent such services are provided in excess of or after the normal on-site hours of such engineers and management personnel, and such amount shall not exceed Two Thousand Five Hundred Dollars ($2,500,00).

10.2        COMPLIANCE WITH LAWS.

Any permitted changes, alterations and additions made by Tenant shall be performed strictly in accordance with applicable laws, rules, regulations and building codes relating thereto including, without limitation, the provisions of Title III of the Americans with Disabilities Act of 1990. Tenant shall have the work performed (i) in such a manner so as not to obstruct the access to the Premises or to the premises of any other tenant or obstruct the Common Areas, (ii) so as not to interfere with the occupancy of any other tenant of the Shopping Center, and (iii) at such times, in such manner and subject to such rules and regulations as Landlord may from time to time reasonably designate. Throughout the performance of Tenant’s alterations, Tenant shall obtain, or cause its contractors to obtain, workers compensation insurance and commercial general liability insurance in form and substance satisfactory to Landlord and naming Landlord an additional insured thereunder.

10.3        INSURANCE AND RECONSTRUCTION.

In the event Tenant shall make any alterations, additions or changes to the Premises, none of such alterations, additions or changes need be insured by Landlord under such insurance as Landlord may carry upon the Landlord’s Building, nor shall Landlord be required under any provisions of this Lease to reconstruct or reinstall any such alterations, additions or changes in the event of casualty loss, it being understood and agreed that all such alterations, additions or changes shall be insured by Tenant pursuant to Article 11 and reconstructed by Tenant (at Tenant’s sole expense) in the event of a casualty loss pursuant to Article 12.

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ARTICLE 11. LIABILITY, INDEMNITY AND INSURANCE

11.1        LANDLORD’S LIABILITY.

Landlord shall not be liable for any damage or liability of any kind or for any injury to or death of any persons or damage to any property on or about the Premises from any cause whatsoever, except to the extent any such matter is not covered by insurance required to be maintained by Tenant under this Lease and is attributable to Landlord’s gross negligence or willful misconduct.

11.2        INDEMNIFICATION BY TENANT.

Tenant hereby agrees to indemnify and save Landlord harmless from all claims, actions, judgments, suits, losses, fines, penalties, demands, costs and expenses and liability whatsoever, including reasonable attorneys’ fees, expert fees and court costs (“Indemnified Claims”) on account of (i) any damage or liability occasioned in whole or in part by any use or occupancy of the Premises or by any act or omission of Tenant or the Tenant Parties, (ii) the use of the Premises and Common Areas and conduct of Tenant’s business by Tenant or any Tenant Parties, or any other activity, work or thing done, permitted or suffered by Tenant or any Tenant Parties, in or about the Premises, Landlord’s Building or elsewhere on the Shopping Center; and/or (iii) any default by Tenant of any obligations on Tenant’s part to be performed under the terms of this Lease. In case any action or proceeding is brought against Landlord or any Landlord Parties by reason of any such Indemnified Claims, Tenant, upon notice from Landlord, shall defend the same at Tenant’s expense by counsel approved in writing by Landlord, which approval shall not be unreasonably withheld. Tenant shall not be liable for damage or injury occasioned by the gross negligence or willful acts of Landlord or its agents, contractors, servants or employees unless such damage or injury arises from perils against which Tenant is required by this Lease to insure and then only to the extent of such insurance. Tenant’s indemnification obligation under this Section 11.2 shall survive the expiration or earlier termination of this Lease. Tenant’s covenants, agreements and indemnification in Sections 11.1, 11.2 and 11.7, are not intended to and shall not relieve any insurance carrier of its obligations under policies required to be carried by Tenant pursuant to the provisions of this Lease.

11.3        INSURED’S WAIVER.

In the event of loss or damage to the property of Landlord or Tenant, each party will look first to its own insurance before making any claim against the other. To the extent possible, each party shall obtain, for all policies of insurance required by this Lease, provisions permitting waiver of subrogation against the other party, and each party, for itself and its insurers, hereby waives the right to make any claim against the other (or its agents, employees or insurers) for loss or damage covered by the insurance requirements of this Lease.

11.4        TENANT’S INSURANCE.

(a)           Tenant agrees that, from and after the date of delivery of the Premises to Tenant, Tenant will carry at its sole cost and expense the following types of insurance, in the amounts specified and in the form hereinafter provided for:

1.             Public Liability and Property Damage Insurance covering the Premises and Tenant’s use thereof against claims for personal injury or death and property damage occurring upon, in or about the Premises, such insurance to afford protection to the limit of not less than $1,000,000.00 in respect of injury or death of any number of persons arising out of any one occurrence and such insurance against property damage to afford protection to the limit of not less than $500,000.00 in respect to any instance of property damage. The insurance coverage required under this Section 11.4(a)1 shall, in addition, extend to any liability of Tenant arising out of the indemnities provided for in Section 11.2; and

2.             Tenant Improvements and Property Insurance covering all of the items included in Tenant’s Work, Tenant’s leasehold improvements including those constructed as part of Tenant’s Work and Landlord’s Work (if any), heating, ventilating and air conditioning equipment, trade fixtures, signage and personal property from time to time in, on or upon the Premises and, to the extent not covered by Landlord’s similar insurance, alterations, additions or changes made by Tenant pursuant to Article 10, in an amount not less than their full replacement cost, providing protection against perils included within standard forms of all risk coverage insurance policy, together with such other coverage the Landlord deems appropriate (i.e. flood and/or earthquake). Any policy proceeds from such insurance shall be held in trust by Tenant for the repair, reconstruction, restoration or replacement of the property damaged or destroyed, unless this Lease shall cease and terminate under the provisions of Article 12.

(b)           All policies of insurance provided for in Section 11.4(a) shall be issued in form acceptable to Landlord by sound and reputable insurance companies with general policyholder’s rating of not less than A and a financial rating of Class VI as rated in the most currently available “Best’s Insurance Reports” and qualified to do business in the state in which the Premises is located. Each such policy shall be issued in the names of Landlord and Tenant and any other parties in interest from time to time designated in writing by notice by Landlord to Tenant. Said policies shall be for the mutual and joint benefit and protection of Landlord and Tenant and executed copies of each such policy of insurance or a certificate thereof shall be delivered to Landlord upon delivery of possession of the Premises to Tenant and thereafter within thirty (30) days prior to the expiration of each such policy. As often as any such policy shall expire or terminate, renewal or additional policies shall be procured and maintained by Tenant in like manner and to like extent. All such policies of insurance shall contain a provision that the company writing said policy will give Landlord at least thirty (30) days’ notice in writing in advance of any cancellation, or lapse, or the effective date of any reduction in the amounts, or insurance. All such public liability, property damage and other casualty policies shall be written as primary policies which do not

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contribute to any policies which may be carried by Landlord. All such public liability and property damage policies shall contain a provision that Landlord, although named as an insured, shall nevertheless be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees by reason of the negligence of Tenant. Any insurance provided for in Section 11.4(a) may be effected by a policy of blanket insurance, covering additional items or locations or insureds; provided, however, that (i) Landlord shall be named as an additional insured thereunder as its interest may appear; (ii) the coverage afforded Landlord will not be reduced or diminished by reason of the use of such blanket policy of insurance; (iii) any such policy or policies (except any covering the risks referred to in Section 11.4(a)(1) shall specify therein (or Tenant shall furnish Landlord with a written statement from the insurers under such policy specifying) the amount of the total insurance allocated to the “Tenant Improvements and Property” more specifically detailed in Section 11.4(a)(2); and (iv) the requirements set forth herein are otherwise satisfied. Tenant agrees to permit Landlord at all reasonable times to inspect the policies of insurance of Tenant covering risks upon the Premises for which policies or copies thereof are not delivered to Landlord.

11.5        LANDLORD’S INSURANCE.

(a)           Landlord shall, as part of the Common Area Costs, at all times during the Term maintain in effect a policy or policies of insurance covering the Landlord’s Building and the Common Areas (excluding Tenant improvements and property required to be insured by Tenant pursuant to Section 11.4(a)) in an amount not less than the full replacement cost (exclusive of the cost of excavations, foundations and footings), providing protection against perils included within standard forms of fire and extended coverage insurance policies, together with insurance against sprinkler damage, vandalism, and malicious mischief, and such other risks as Landlord may from time to time determine and with any such deductibles as Landlord may from time to time determine and public liability insurance in such amounts as Landlord deems to be reasonable. Any insurance provided for in Sections 11.5(a) or (b) may be effected by a policy or policies of blanket insurance, covering additional items or locations or insureds, provided that the requirements of Section 11.5(a) are otherwise satisfied. In addition, at Landlord’s option, Landlord may elect to self-insure all or any part of such required insurance coverage. Landlord may, but shall not be obligated to, carry any other form or forms of insurance as Landlord or the mortgagees or ground lessors of Landlord may reasonably determine is advisable. All insurance required hereunder may be referred to as “Insurance”.

(b)           Landlord may carry rent insurance with respect to the Premises in an aggregate amount equal to eighteen (18) or more times the sum of (i) the monthly requirement of Minimum Annual Rent, plus (ii) the sum of the amounts estimated by Landlord to be payable by Tenant for Additional Rent and Percentage Rent for the month immediately prior to the month in which the policy is purchased or renewed.

(c)           Tenant agrees to pay Tenant’s Proportionate Share of premiums for the Insurance provided pursuant to Section 8.6 of this Lease. Tenant shall have no rights in any Insurance maintained by Landlord nor shall Tenant be entitled to be a named insured thereunder.

11.6        COMPLIANCE WITH INSURANCE AND GOVERNMENTAL REQUIREMENTS.

Tenant agrees at its sole cost and expense, to comply with all reasonable recommendations and requirements with respect to the Premises, or its use or occupancy, of the insurance underwriters and any similar public or private body, and any governmental authority having jurisdiction over insurance rates with respect to the use or occupancy of the Shopping Center. Tenant shall not do or suffer to be done anything upon or in the Premises which will contravene Landlord’s policies of insurance or cause an increase in Landlord’s insurance rates.

11.7        LIMIT OF LANDLORD’S RESPONSIBILITY.

Except to the extent such matter is not covered by the insurance required to be maintained by Tenant under this Lease and is attributable to the gross negligence or willful misconduct of Landlord, Landlord shall not, without limiting the generality of Section 11.1 hereof, be responsible or liable to Tenant or the Tenant Parties for any loss or damage that may be occasioned by or through the acts or omissions of persons occupying space in any other part of the Shopping Center, or for any loss or damage resulting to the Tenant or its property from bursting, stoppage or leaking of water, gas, sewer or steam pipes or for any damage caused by water leakage from any part of the Premises or from the pipes, appliances or plumbing works or from the roof, street or subsurface or from any other places or by dampness or by any other cause of whatsoever nature, or loss of property within the Premises from any cause whatsoever or any damage caused by other tenants or persons in the Premises, occupants of adjacent property of the Shopping Center, or the public, or caused by construction of any private, public or quasi-public work.

ARTICLE 12. DESTRUCTION

12.1        DESTRUCTION.

Subject to the provisions of 12.2, 12.3 and 12.4 below, if the Premises shall be damaged or destroyed by any casualty, Landlord shall promptly restore same to their condition immediately prior to the occurrence of the damage to the extent of insurance proceeds received, and the Minimum Rent and other charges shall be abated proportionately as to that part of the Premises rendered untenantable.

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12.2        LANDLORD’S ELECTION.

If the Premises (i) are rendered wholly untenantable; (ii) are substantially damaged (i.e., the cost to repair or replace exceeds 50% of their value) as a result of a risk which is not covered by Landlord’s insurance; (iii) are substantially damaged during the last year of the term or of any renewal term hereof, regardless of insurance coverage; (iv) or the building of which they are a part (whether the Premises are damaged or not), or all of the buildings which then comprise the Shopping Center, are damaged to the extent of fifty percent (50%) or more of the value thereof, so that the Shopping Center cannot in the reasonable judgment of Landlord be operated as an integral unit; or (v) are damaged and the holder of any mortgage, deed of trust or other lien requires the use of all or any part of Landlord’s insurance proceeds in satisfaction of all or a part of this indebtedness secured by any such mortgage, deed of trust or other lien, then or in any of such events, Landlord may either elect to repair the damage to the extent of insurance proceeds received or may cancel this Lease by notice of cancellation within ninety (90) days after such event (whereupon this Lease shall expire and Tenant shall vacate and surrender the Premises to Landlord). Tenant’s liability for rent, subject to the provisions regarding abatement of minimum rent contained above, shall continue until the date of termination of this Lease.

12.3        TENANT’S RIGHT TO TERMINATE.

This Lease sets forth the terms and conditions upon which this Lease may be terminated in the event of any damage or destruction. Accordingly, Tenant hereby waives any right to terminate the Lease by reason of damage or casualty loss, including without limitation the provision of California Civil Code Section 1932(2) and 1933(4) and any present or future laws or case decisions to the same effect unless otherwise provided in this Section. If Landlord fails to commence the restoration within two hundred ninety (290) days after the casualty and such delay is not caused by Tenant (or any Tenant Parties) or any events described in Section 25.6, Tenant shall have the right to terminate this Lease by notice to Landlord given prior to Landlord’s commencement of construction. In addition, Tenant shall have the right to terminate this Lease by giving written notice to Landlord of exercise thereof within one hundred twenty (120) days after the date Landlord’s Building is damaged or destroyed if:

(a)           no part of the Premises remains tenantable after damage or destruction thereof from any cause; or,

(b)           the damage or destruction of the Landlord’s Building occurs within the last twelve (12) months of the Term.

12.4        REPAIR. ETC.

In the event Landlord elects to repair the damage, any abatement of rent shall end the earlier of (i) sixty (60) days after notice by Landlord to Tenant that the Premises have been repaired or (ii) the date Tenant reopens the damaged Premises for business. Unless this Lease is terminated by Landlord, Tenant shall refixture the Premises in a manner and to a condition equal to that existing prior to its destruction or casualty, and the proceeds of all insurance carried by Tenant on its property and improvements shall be held in trust by Tenant for the purpose of said repair and replacement.

ARTICLE 13. MAINTENANCE OF PREMISES

13.1        LANDLORD’S DUTY TO MAINTAIN.

Landlord will, as part of the Common Area Costs, keep the exterior walls, structural columns and structural floor or floors (excluding outer floor and floor coverings, walls installed at the request of Tenant, doors, windows and glass) in good repair. Notwithstanding the foregoing provisions of this Section, Landlord shall not in any way be liable to Tenant on account of its failure to make repairs unless Tenant shall have given Landlord written notice of the necessity for such repairs and has afforded Landlord a reasonable opportunity to effect the same after such notice and provided that any damage arising therefrom shall not have been caused by the negligence or willful act or omission of Tenant or Tenant Parties (in which event Tenant shall be responsible therefor) or have been caused to any of the items Tenant is required to insure pursuant to Article 11. Without limiting the foregoing, Tenant waives the right to make repairs at Landlord’s expense under any law, statute or ordinance now or hereafter in effect (including the provisions of California Civil Code Section 1942 and any successor sections or statutes of similar nature).

13.2        TENANT’S DUTY TO MAINTAIN.

Tenant will, at its own cost and expense, maintain the Premises (except that part Landlord has agreed to maintain) in good and tenantable condition, and make all repairs to the Premises and every part thereof as needed. Tenant’s obligations under this Section shall include, but not be limited to, modifying, repairing, replacing and maintaining items as are required by any governmental agency having jurisdiction thereof (whether the same is ordinary or extraordinary, foreseen or unforeseen), interior walls and glass, and the interior portions of exterior walls, ceilings, utility meters, pipes and conduits within the Premises, and all utility meters, and all pipes and conduits outside the Premises between the Premises and the service meter, all fixtures, HVAC equipment (whether such HVAC equipment is located inside or outside the Premises) in compliance with all Laws including environmental, sprinkler equipment and other equipment within the Premises, the store fronts and all exterior glass, all of Tenant’s signs, locks and closing devices, and all window sashes, casement or frames, doors and door frames; provided that Tenant shall make no adjustment, alteration or repair of any part of any sprinkler or sprinkler alarm system in or serving the Premises without Landlord’s prior approval. Tenant shall contract with a service company approved by Landlord for the preventive maintenance of the HVAC and a copy of the service

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contract (which contract shall be subject to Landlord’s approval) shall be furnished by Tenant to Landlord within ten (10) days after Tenant’s opening for business, and a copy of any subsequent contract shall be furnished by Tenant to Landlord within ten (10) days after the same becomes effective. Such service contract must provide for at least four (4) visits, inspections and services each year and the regular changing of filters. All broken glass, both exterior and interior, shall be promptly replaced by Tenant with glass of the same kind, size and quality. Tenant shall permit no waste, damage or injury to the Premises and Tenant shall initiate and carry out a program of regular maintenance and repair of the Premises, including the painting or refinishing of all areas of the interior and the store front, so as to impede, to the extent possible, deterioration by ordinary wear and tear and to keep the same in attractive condition. Tenant will not overload the electrical wiring serving the Premises and will install, at its expense, with Landlord’s written approval, any additional electrical wiring required in connection with Tenant’s apparatus. Landlord shall be under no obligation to make any repairs, replacements, reconstruction, alterations, or improvements to or upon the Premises or the mechanical equipment exclusively serving the Premises except as expressly provided for herein.

13.3        LANDLORD’S RIGHT OF ENTRY AND USE.

Upon at least twenty-four (24) hours prior verbal or written notice to Tenant (except in an emergency in which event no notice shall be required), Landlord and/or its agents, representatives, and contractors shall have the right to enter into or upon any part of the Premises at any reasonable time (except in an emergency in which event entry may be at any time) to inspect the condition, occupancy or use thereof and to maintain, make repairs and/or perform other work or improvements to the Premises and/or the Shopping Center or any part or component thereof including without limitation any spaces adjacent to or adjoining the Premises. Upon at least twenty-four (24) hours prior verbal or written notice to Tenant, Landlord and Landlord’s representatives may enter the Premises during business hours for the purpose of showing the Premises to purchasers, mortgagees or insurers of all or a portion of the Shopping Center or, during the last year of the Term of this Lease, to prospective tenants of the Premises. During the last year of the Term of this Lease, Landlord may erect a suitable sign on the Premises stating the Premises are available to let. Landlord has the right to lock any tenant space that has begun construction without Landlord’s authority or approval.

13.4        CONFLICTS.

If there is a conflict between the provisions of this Article 13 and Article 12, the provisions of Article 12 shall govern.

ARTICLE 14. UTILITIES AND GARBAGE DISPOSAL

14.1        GAS, GARBAGE DISPOSAL, WATER, SANITARY SEWER, TELEPHONE AND ELECTRIC SERVICE.

In addition to Tenant’s obligations under Section 2.5 of this Lease, Tenant shall pay for all utilities and sanitary services used within the Premises and make such deposits or pay such permits required by the utility or sanitary service company providing the same, including but not limited to: application and installation of temporary and permanent meters for the Premises. Landlord shall not be liable for any interruption or failure whatsoever in utility services, nor shall any such failure or interruption constitute an actual or constructive eviction of Tenant from the Premises or result in or give rise to any abatement in any Rent reserved hereunder. Upon written request from Landlord, Tenant will, at Tenant’s expense, contract with the service company designated by Landlord for the disposal of all trash and garbage from the Premises. Tenant will furnish to Landlord a copy of such contract prior to opening for business, and a copy of each renewal of such contract shall be furnished to Landlord at least seven (7) days prior to the expiration of the existing contract. Landlord shall have the right to designate vendors to provide utility services and garbage collection services to the Premises, provided that the cost of such service is generally competitive in the vicinity of the Shopping Center. Subject to the preceding sentence, if Landlord now or in the future has a master contract for waste removal and garbage collection services, then at Landlord’s election: (i) Tenant shall be billed directly by the service provider, and (ii) Tenant shall pay all charges attributable to the Premises pursuant to such contract directly to the service provider. Should Landlord provide utilities to the Shopping Center, Tenant shall pay its proportionate share for the use of the utilities in the manner described in Section 8.6 hereof.

ARTICLE 15. LIENS

15.1        NO LIENS PERMITTED; DISCHARGE.

Landlord’s property shall not be subject to liens for work done or materials used on the Premises made at the request of, or on order of or to discharge an obligation of, Tenant. This paragraph shall be construed so as to prohibit, in accordance with the provisions of State law, the interest of Landlord in the Premises or any part thereof from being subject to any lien for any improvements made by Tenant or any third party on Tenant’s behalf (except Landlord) to the Premises. If any lien or notice of lien on account of an alleged debt of Tenant or any notice of lien by a party engaged by Tenant or Tenant’s contractor or materialmen to work on the Premises shall be filed against the Shopping Center or any part thereof, Tenant, within ~~ten (10)~~ forty-five (45) days after notice of the filing thereof, will cause the same to be discharged of record by payment, deposit, bond, order of a court of competent jurisdiction or otherwise. If Tenant shall fail to cause such lien or notice of lien to be discharged and released of record within the period aforesaid, then, in addition to any other right or remedy, Landlord may discharge the same either by paying the amounts claimed to be due or by procuring the discharge of such lien by deposit or by bonding procedures. Any amount so paid by Landlord and all costs and expenses, including attorneys’ fees and court costs, incurred by Landlord in connection therewith, and including interest at the Default

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Rate, shall constitute Additional Rent and shall be paid by Tenant to Landlord on demand, or be deducted from Tenant Allowance or Construction Allowance monies owed to Tenant by Landlord, if any.

ARTICLE 16. SIGNAGE

Tenant shall at its own expense erect a sign on the exterior sign band of the Premises, which sign shall: (i) conform to the general material, size and appearance of other tenants’ signs at the Shopping Center, (ii) be in strict conformity with any guidelines or sign criteria adopted by Landlord with respect to the Shopping Center, including, without limitation, the sign criteria set forth in Exhibit “C-1” attached hereto and made a part hereof, (iii) be in accordance with all applicable laws, (iv) be installed by a contractor or other party which meets with Landlord’s prior approval, and (v) be otherwise subject to Landlord’s prior written approval. Landlord will not be liable to Tenant or any Tenant’s contractor or city requirements pertaining to signage. If at any time during the Term, Landlord determines to replace the sign above the exterior of the Premises in connection with a general renovation of the Shopping Center or otherwise, then Tenant shall pay (or reimburse to Landlord, as the case may be) the cost of replacing such sign.

Landlord has constructed or will construct a pylon sign or signs at the Shopping Center (hereinafter each of said pylon signs is individually referred to as the “Pylon” and collectively referred to as “The Pylons”). Tenant desires to place a sign (“Tenant’s Sign”) on both sides of the Pylon or each of the Pylons and participate in the pylon sign program at the Shopping Center pursuant to the following terms:

1.             Tenant shall contract with Tenant’s sign company for the design, in accordance with the sign criteria set forth in Exhibit “C-1” attached hereto and made a part hereof, and installation of Tenant’s Sign to be installed on the Pylons either: (a) in the location shown on Exhibit “G-1” attached hereto and made a part hereof, or (b) in a location to be designated by Landlord. Prior to the manufacture and installation of Tenant’s Sign, shop drawings prepared at Tenant’s expense shall be delivered to Landlord for Landlord’s prior written approval. All design, installation, relocation and/or removal costs of Tenant’s sign shall be borne solely by Tenant.

2.             Tenant’s participation in the Pylon program shall commence on the Commencement Date and shall continue for the term of the Lease, including any extensions, renewals or options thereof, unless terminated by Landlord as set forth below.

3.             Tenant shall pay Landlord, as a monthly Pylon sign fee for each Pylon, a sum of Fifty Dollars and No Cents ($50.00) due and payable on the first day of each month, which amount shall be subject to annual increases set by Landlord in its sole discretion and subject to applicable State sales tax (if any). Said amount shall also be and become Additional Rent.

4.             Tenant shall indemnify and hold Landlord harmless from and against any and all claims and demands whether for injuries to persons or loss of life, or damage to property, occurring in connection with Tenant’s Sign.

5.             Landlord hereby reserves the right to remove and/or relocate the Pylons~~, Tenant’s Sign or any other individual panels~~ at any time.

ARTICLE 17. ASSIGNMENT AND SUBLETTING

17.1        RESTRICTIONS ON ASSIGNMENT.

Tenant will not assign this Lease in whole or in part, nor sublet all or any part of the Premises or enter into any license or concession agreements (collectively or individually, a “Transfer”), without the prior written consent of Landlord, which consent Landlord will not unreasonably withhold. In no event may Tenant encumber or hypothecate this Lease. The consent by Landlord to any Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfers shall be construed to include a prohibition against any assignment or subletting by operation of law. Any attempted transfer, assignment, subletting, license or concession agreement, or hypothecation shall be void and confer no rights upon any third person and shall be a violation of this Section. Any transfer of this Lease from Tenant by merger, consolidation, liquidation or otherwise by operation of law, including, but not limited to, an assignment for the benefit of creditors, shall be included in the term “assignment” for the purposes of this Lease and shall be a violation of this Section. If this Lease is transferred by Tenant, or if the Premises or any part thereof are transferred or occupied by any person or entity other than Tenant, Landlord may collect rent from the assignee, subtenant or occupant, and apply the net amount collected to the rent herein reserved, but no such Transfer, occupancy or collection shall be deemed a waiver on the part of Landlord, or the acceptance of the assignee, subtenant or occupant as Tenant, or a release of Tenant from the further performance by Tenant of covenants on the part of Tenant herein contained unless expressly made in writing by Landlord. Irrespective of any Transfer, Tenant shall remain fully liable under this Lease and shall not be released from performing any of the terms, covenants and conditions of this Lease. Without limiting Landlord’s right to withhold its consent on any reasonable grounds, it is agreed that Landlord will not be acting unreasonably in refusing to consent to a Transfer if, in Landlord’s opinion, (i) the quality of the merchandising operation of the proposed assignee or subtenant is not equal to that of the Tenant, (ii) such assignee or subtenant may adversely affect (A) the business of the other tenants, (B) the tenant mix in the Shopping Center, or (C) Landlord’s ability to obtain percentage rent, (iii) the net worth and financial capabilities of such assignee or subtenant is less than that of Tenant and any of Tenant’s Guarantor(s) (if any) at the date hereof or at the time of the Transfer,

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whichever is greater, or (iv) the proposed Transfer involves a change of use of the Premises from that specified herein or would otherwise breach any covenant of Landlord respecting radius, location, use or exclusivity in any other lease in the Shopping Center or any Shopping Center agreements. Notwithstanding any contrary provision of this Lease, if Tenant or any proposed Transferee claims that Landlord has unreasonably withheld or delayed its consent to a proposed Transfer or otherwise has breached its obligations under this Section 17.1, Tenant’s and such Transferee’s only remedy shall be to seek a declaratory judgment and/or injunctive relief, and Tenant, on behalf of itself and, to the extent permitted by law, such proposed Transferee, waives all other remedies against Landlord, including, without limitation, the right to seek monetary damages or to terminate this Lease. Within thirty (30) days of Landlord’s receipt of any Transfer Notice and any additional information requested by Landlord concerning the proposed Transferee’s financial responsibility, Landlord will notify Tenant of its election to do one of the following: (i) consent to the proposed Transfer subject to such reasonable conditions as Landlord may impose in providing such consent; (ii) refuse such consent, which refusal shall be on reasonable grounds; or (iii) terminate this Lease as to all or such portion of the Premises which is proposed to be sublet or assigned and recapture all or such portion of the Premises for reletting by Landlord. The voluntary or other surrender of this Lease by Tenant or a mutual cancellation hereof shall not work as a merger but shall, at the option of Landlord, either terminate all or any existing subleases or subtenancies or operate as an assignment to Landlord of such subleases or subtenancies. Notwithstanding the foregoing, Landlord’s consent will not be deemed unreasonably withheld should Tenant request an assignment of this Lease within the first eighteen (18) months of the initial lease term. Notwithstanding anything to the contrary contained in this Section and provided the use does not change. Tenant is not in default hereunder and Landlord receives prior written notice. Tenant may assign this Lease or sublease all or part of the Premises without Landlord’s consent to (i) any corporation or partnership that controls, is controlled by, is under common control with, or is an affiliate or subsidiary of Tenant: or (ii) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets and continues to conduct the business of Tenant at the Premises. Any assignee or sublessee shall expressly assume the obligations of Tenant hereunder. Notwithstanding the foregoing, except as expressly agreed to by Landlord, no such assignment or subletting shall release Tenant from its responsibility for the obligations of Tenant under this Lease.

17.2        CHANGE OF OWNERSHIP.

If Tenant or any Guarantor is a corporation, unincorporated association or partnership, a transfer, assignment or hypothecation of any stock or interest in such corporation, limited liability company, association or partnership by any stockholder or partner so as to result in a change in the control thereof by the person, persons or entities owning a majority interest therein as of the date of this Lease, shall be deemed to be an assignment of this Lease. This provision shall not be applicable to Tenant or to any Guarantor if it is a corporation whose voting stock is listed on a national securities exchange (as defined in the Securities Exchange Act of 1934, as amended) or is traded in any recognized over-the-counter market.

17.3        REQUIREMENT FOR ASSIGNMENT

In the event that Tenant proposes any transfer of this Lease or transfer of leasehold interest, Tenant shall notify Landlord in writing by certified mail, return receipt requested, at least sixty (60) days before the date on which the transfer is to be effective, and, included with such notice, furnish Landlord with: (i) the name of the entity receiving such transfer (the “Transferee”); (ii) a detailed description of the business of the Transferee; (iii) audited financial statements of the Transferee; (iv) all written agreements governing the transfer; (v) if the Transferee is an individual, a true and correct copy of the Transferee’s driver’s license; and (vi) any information reasonably requested by Landlord with respect to the transfer or the Transferee; and (vii) a fee of twenty-five hundred dollars ($2,500.00) to compensate Landlord for legal fees, costs of administration, and other expenses to be incurred in connection with the review and processing of such documentation (whether or not such transfer is consummated). Landlord shall respond to Tenant’s request for approval or disapproval of the transfer within thirty (30) days after Landlord receives the request and documents and information required above. No transfer will release Tenant of Tenant’s obligations under this Lease or alter the primary liability of Tenant to pay the Rent and to perform all other obligations to be performed by Tenant hereunder. Consent by Landlord to one transfer will not be deemed consent to any subsequent Transfer. In the event of default by any Transferee of Tenant or any successor Tenant in the performance of any of the terms hereof, Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee or successor.

17.4        CONSIDERATION PAID BY SUBLESSEE OR ASSIGNEE:

In the event that Landlord consents to a sublease and the rental due and payable by the sublessee (or a combination of the rent payable under such sublease plus any bonus or other consideration therefore or incident thereto) exceeds the Rent payable under this Lease, or if with respect to an assignment, permitted license or other transfer by Tenant permitted by Landlord, the consideration payable to Tenant by the assignee, licensee or other transferee exceeds the Rent payable under this Lease, then Tenant shall be bound and obligated to pay Landlord ~~seventy-five percent (75%)~~ fifty percent (50%) of all such excess rental and other excess consideration after deducting any brokerage commission, tenant improvement allowances and free rent, and other sub-leasing costs incurred by Tenant within ten (10) days following receipt thereof by Tenant from such sublessee, assignee, licensee or other transferee as the case may be. Finally, in the event of any assignment or subletting, it is understood and agreed that all rentals paid to Tenant by an assignee or sublessee shall be received by Tenant in trust for Landlord, to be forwarded immediately to Landlord (to be applied as a credit and offset to Tenant’s Rent obligations). ~~If Tenant sells the business being operated at the Premises (either directly or indirectly, including, without limitation by way of selling, assigning and/or transferring control of Tenant), to an entity or person not controlled by or under common~~

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~~control with Tenant, then Tenant shall pay to Landlord, at the time of the closing of such sale, an amount equal to twenty percent (20%) of the gross sales price.~~

ARTICLE 18. DEFAULTS BY TENANT

18.1        EVENTS OF DEFAULT.

This Lease is made upon the condition that Tenant shall punctually and faithfully perform all of the covenants, conditions and agreements by it to be performed. The following shall each be deemed to be an event of default (each of which is sometimes referred to as an “Event of Default” in this Lease):

(a)           any part of the Rent required to be paid by Tenant under this Lease shall at any time be unpaid for five (5) days after written notice that any such Rent is due; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

(b)           Tenant fails in the observance or performance of any of its other covenants, agreements or conditions provided for in this Lease, and said failure shall continue for a period of ten (10) days after written notice thereof from Landlord to Tenant (unless such failure cannot reasonably be cured within ten (10) days and Tenant shall have commenced to cure said failure within said ten (10) days and continues diligently to pursue the curing of the same, which cure shall occur no later than sixty (60) days from the date of such notice from Landlord); provided, however, that Landlord shall be obligated to provide Tenant such written notice of default or failure only a maximum of two (2) times during any calendar year, and in the event of two (2) such defaults by Tenant during any calendar year, the next default shall be an automatic default hereunder without any further obligation on the part of Landlord to provide notice thereof; provided further, that any such notice shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

(c)           Tenant fails, after the date on which it is required by this Lease to open the Premises for business with the public, to be open for business as required by this Lease, or vacates or abandons the Premises;

(d)           the estate created in Tenant or any Guarantor hereof is taken in execution or by other process of law, or all or a substantial part of the assets of Tenant or any Guarantor hereof is placed in the hands of a liquidator, receiver or trustee (and such receivership or trusteeship or liquidation continues for a period of thirty (30) days), or Tenant or any such Guarantor makes an assignment for the benefit of creditors, or admits in writing that it cannot meet its obligations as they become due, or is adjudicated a bankrupt, or Tenant or any such Guarantor institutes any proceedings under any federal or state insolvency or bankruptcy law as the same now exists or under any amendment thereof which may hereafter be enacted, or under any other act relating to the subject of bankruptcy wherein the Tenant or any such Guarantor seeks to be adjudicated as bankrupt, or to be discharged of its debts, or to effect a plan of liquidation, composition or reorganization, or should any involuntary proceedings be filed against Tenant or any such Guarantor under any such insolvency or bankruptcy law (and such proceeding not be removed within ninety (90) days thereafter). If any insolvency proceedings, such as those referred to in this Section 18.1(d), are instituted against Tenant, the Premises shall not become an asset in any such proceedings;

(e)           Tenant assigns or otherwise transfers this Lease or subleases the Premises without prior written consent of Landlord;

(f)            Tenant does or permits to be done anything which creates a lien upon the Premises; or

(g)           any material representation or warranty made by Tenant in this Lease or any other document delivered in connection with the execution and delivery of this Lease or pursuant to this Lease proves to be incorrect in any material respect.

18.2        LANDLORD’S REMEDIES.

Upon the occurrence of any Event of Default, in addition to all other remedies available to Landlord at law or in equity, Landlord shall have the option to pursue any one or more of the following alternative and cumulative remedies without any notice or demand whatsoever:

(a)           Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving Tenant written notice of such intention to terminate, in which event Landlord may recover from Tenant all of the following (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds

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the amount of such rental loss Tenant proves reasonably could have been avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves reasonably could be avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant’s failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, but not limited to: unamortized Tenant improvement costs; attorneys’ fees; brokers’ commissions; the costs of refurbishment, alterations, renovation and repair of the Premises; and removal (including the repair of any damage caused by such removal) and storage (or disposal) of Tenant’s personal property, equipment, fixtures, alterations and any other items which Tenant is required under this Lease to remove but does not remove; plus (v) at Landlord’s election, such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by applicable California law. As used in (i) and (ii) above, the “worth at the time of award” shall be computed by allowing interest at the highest rate allowed by applicable law and as used in (iii) above, the “worth at the time of award” shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b)           Landlord shall also have the right, with or without terminating this Lease, to re-enter the Premises and remove all persons and property from the Premises. Such property may be removed and stored in a public warehouse or elsewhere at the cost of and for the account of Tenant.

(c)           In the event Landlord elects to re-enter the Premises under (b) above or takes possession of the Premises pursuant to any proceedings or notice provided by law or Tenant vacates or abandons the Premises, but Landlord does not elect to terminate this Lease as provided in this Section 18.2, Landlord may from time to time without terminating this Lease either recover from Tenant all Rent as it becomes due (pursuant to California Civil Code Section 1951.4) or relet the Premises or any part thereof upon such terms and conditions as Landlord in its sole discretion may deem advisable, with the right of Landlord to make alterations and repairs to the Premises. In the event of any such reletting, rental and other charges received by Landlord therefrom shall be applied in the following order: (i) to the payment of any indebtedness other than Rent due hereunder from Tenant to Landlord, (ii) to the payment of all costs of such reletting, (iii) to the payment of the costs of any alterations and repairs to the Premises, and (iv) the payment of Rent and other charges due and unpaid hereunder. The residue, if any, shall be held by Landlord and applied in payment of future Rent and other charges due hereunder, as the same may become due. In the event the rental and other charges received by Landlord from all such reletting are at any time less than the then aggregate of (i) through (iv) above, Tenant shall pay such deficiency to Landlord immediately upon demand therefor, but not more often than monthly.

(d)           No re-entry or taking possession of the Premises by Landlord pursuant to this Section 18.2 shall be construed as an election to terminate this Lease unless a written notice of such intention shall be given to Tenant or unless such termination shall be decreed by a court of competent jurisdiction and Landlord may enforce all of Landlord’s rights and remedies hereunder, without limitation, the remedy described in California Civil Code Section 1951.4 (lessor may continue the lease in effect after lessee’s breach and abandonment and recover rent as it becomes due, if lessee has the right to sublet or assign, subject only to reasonable limitations). Notwithstanding any reletting without termination by Landlord because of any default by Tenant, Landlord may at any time after such reletting elect to terminate this Lease for any such default.

(e)           In any action for unlawful detainer commenced by Landlord against Tenant by reason of any default hereunder, the reasonable rental value of the Premises for the periods of the unlawful detainer shall be the amount of Rent reserved in this Lease for such period, unless Landlord or Tenant shall provide to the contrary by competent evidence. The rights and remedies reserved to Landlord herein, including those not specifically described, shall be cumulative, and except as otherwise provided by then applicable California law, Landlord may pursue any or all of such rights and remedies at the same time or otherwise.

(f)            No such re-entry or taking of possession of the Premises by Landlord shall be construed as an election on Landlord’s part to terminate this Lease unless a written notice of such intention signed by Landlord is given to Tenant. Notwithstanding any such reletting without termination, Landlord may at any time thereafter elect to terminate this Lease for a previous default by Tenant. Should Landlord at any time terminate this Lease for any default, in addition to any other remedies Landlord may have, Landlord may recover from Tenant all damages Landlord may incur by reason of such default, including, but not limited to, the cost of recovering the Premises and

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reasonable attorneys’ fees, all of which amounts shall be immediately due and payable from Tenant to Landlord. Pursuit of any of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein or otherwise provided constitute a forfeiture or waiver of any Rent due to Landlord hereunder or of any damages accruing to Landlord by reason of the violation of any of the terms, provisions or covenants herein contained. The loss or damage that Landlord may suffer by reason of termination of this Lease or the deficiency from any repossession and/or reletting as provided for above shall include the expense of repossession and any repairs or remodeling undertaken by Landlord following repossession. All interest and any late charges imposed pursuant to this Lease shall be considered Additional Rent due from Tenant under the terms of this Lease.

18.3        ATTORNEYS’ FEES AND COSTS.

In the event that any action, suit or other proceeding is initiated concerning or arising out of this Lease, the prevailing party shall recover all of such party’s costs and attorneys’ fees incurred in each and every action, suit or other proceeding, including any and all appeals or petitions therefrom from the non-prevailing party. As used herein, “attorneys’ fees” shall mean the full and actual costs of any legal services actually rendered in connection with the matters involved, calculated on the basis of the usual fee charged by the attorney performing such services.

18.4        RENT PAYABLE BY TENANT.

For all purposes of Article 18, in determining the Rent which would be payable by Tenant hereunder subsequent to default, Rent for each Lease Year of the unexpired Term shall be deemed to be the amount of Rent payable by Tenant during the twelve (12) calendar months immediately preceding the Event of Default.

18.5        TENANT’S PROPERTY TO REMAIN.

If there is an Event of Default, all of the Tenant’s fixtures, furniture, equipment, improvements, additions, alterations, and other personal property shall remain on the Premises and, in that event and continuing during the length of said default, Landlord shall have the right to take the exclusive possession of same and to use same, without cost, until all defaults are cured or, at its option, at any time during the Term to require Tenant to forthwith remove same.

18.6        TENANT’S WAIVER OF REDEMPTION.

Tenant hereby waives and surrenders for itself and all those claiming under it, including creditors of all kinds (i) any right and privilege which it or any of them may have under any present or future law to redeem any of the Premises or to have a continuance of this Lease after termination of this Lease or of Tenant’s right of occupancy or possession pursuant to any court order or any provision hereof, and (ii) the benefits of any present or future law which exempts property from liability for debt or for distress for rent.

18.7        COSTS UPON DEFAULT AND LITIGATION.

Tenant shall pay to Landlord and its mortgagees as Additional Rent all the expenses incurred by Landlord or its mortgagees in connection with any default by Tenant hereunder or the exercise of any remedy by reason of any default by Tenant hereunder, including reasonable attorneys’ fees and expenses. If Landlord or its mortgagees shall be made a party to any litigation commenced against Tenant or any litigation pertaining to this Lease or the Premises, at the option of Landlord and/or its mortgagees, Tenant, at its expense, shall provide Landlord and/or its mortgagees with counsel approved by Landlord and/or its mortgagees and shall pay all costs incurred or paid by Landlord and/or its mortgagees in connection with such litigation.

ARTICLE 19. LIMITATION OF LANDLORD’S LIABILITY

19.1        LANDLORD’S DEFAULT.

Except as otherwise provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty (30) days after written notice thereof from Tenant to Landlord (unless such failure cannot reasonably be cured within thirty (30) days and Landlord shall have commenced to cure said failure within said thirty (30) days and continues diligently to pursue the curing of the same). If Landlord defaults under this Lease and if, as a consequence of such default, Tenant shall recover a money judgment against Landlord, such judgment shall be satisfied only out of the proceeds of sale received upon execution of such judgment against the right, title and interest of Landlord in the Shopping Center as the same may then be constituted and encumbered, and Landlord shall not be liable for any deficiency. In no event shall Tenant have the right to levy execution against any property of Landlord other than its interest in the Shopping Center. Upon any such uncured default by Landlord, Tenant may exercise any of its rights provided in law or at equity; provided, however: (a) Tenant shall have no right to offset or abate rent in the event of any default by Landlord under this Lease, except to the extent offset rights are specifically provided to Tenant in this Lease; (b) Tenant shall have no right to terminate this Lease; and (c) Tenant’s rights and remedies hereunder shall be limited to the extent (i) Tenant has expressly waived in this Lease any of such rights or remedies and/or (ii) this Lease otherwise expressly limits Tenant’s rights or remedies. Notwithstanding anything contained in this Lease to the contrary, the obligations of Landlord under this Lease (including any actual or alleged breach or default by Landlord) do not constitute personal obligations of the individual partners, directors, officers, members or shareholders of Landlord or Landlord’s partners, and

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Tenant shall not seek recourse against the individual partners, directors, officers, members or shareholders of Landlord or against Landlord’s partners or any other persons or entities having any interest in Landlord, or any of their personal assets for satisfaction of any liability with respect to this Lease.

19.2        TRANSFER OF LANDLORD’S INTEREST.

In the event of the sale or other transfer of Landlord’s interest in the Premises (except in the case of a sale-leaseback financing transaction in which Landlord is the lessee), Landlord shall transfer and assign to such purchaser or transferee the Security Deposit whereupon Landlord shall be deemed released from all liability and obligations hereunder arising out of any act, occurrence or omission relating to the Premises or this Lease occurring after the consummation of such sale or transfer. Tenant agrees to attorn to any successor, assignee, mortgagee or ground lessor of Landlord.

ARTICLE 20. SUBORDINATION AND ATTORNMENT

20.1        SUBORDINATION OF LEASE AND TENANT’S ATTORNMENT.

This Lease is subordinate to the lien of all mortgages, deeds of trust, security instruments, ground leases, easement agreements and any covenants, conditions and restrictions (collectively, “Superior Interests”) now or hereafter covering all or any part of the Shopping Center, and to all amendments, modifications, consolidations, renewals, replacements and extensions thereof. Tenant also agrees that, if any mortgagee elects to have this Lease prior to the lien of its mortgage and signifies such election in the instrument creating its lien, or by separate recorded instrument, this Lease shall be prior in dignity to such mortgage. In the event of any proceedings brought for the enforcement of any instrument of any Superior Interest holder (including but not limited to a mortgage or lease), Tenant shall, upon demand by the Superior Interest holder, attorn to and recognize such Superior Interest holder as Landlord under this Lease. In the event of a sale or assignment of Landlord’s interest under this Lease or in the Premises, Tenant shall attorn to and recognize such purchaser or assignee as Landlord under this Lease without further act by Landlord or such purchaser or assignee. Tenant hereby waives its rights under any current or future law which gives or purports to give Tenant any right to terminate or otherwise adversely affect this Lease and the obligations of Tenant hereunder in the event of any such foreclosure proceeding or sale.

20.2        INSTRUMENTS TO CARRY OUT INTENT.

Tenant agrees that, in order to confirm the provisions of this Article, but in no way limiting the self-operative effect of said provisions, Tenant shall execute and deliver whatever instruments may be required for such purposes within ten (10) days following Landlord’s written request. Should Tenant fail to sign and return any such instruments within said ten (10) day period, Tenant shall be in default hereunder without the benefit of any additional notice or cure periods specified in this Lease.

                20.3        NO EXISTING MORTGAGEE.

Landlord represents and warrants that, as of the date of this Lease. Landlord’s fee simple interest in the Shopping Center is not encumbered by a mortgage, deed of trust or other security interest. If Landlord later encumbers the Shopping Center with a mortgage, deed of trust or other security interest, upon Tenant’s request. Landlord shall use good faith efforts to cause Landlord’s lender to enter into a subordination, non-disturbance and attornment agreement (SNDA) with Tenant utilizing Landlord’s lender’s standard form. Tenant shall pay all reasonable fees, costs and expenses (including attorneys’ fees and costs) incurred by Landlord’s lender in connection with providing any subordination, non-disturbance and attornment agreement.

ARTICLE 21. ESTOPPEL CERTIFICATES

21.1        TENANT’S AGREEMENT TO DELIVER.

Within ten (10) days after request therefor from Landlord, Tenant agrees to execute and deliver to Landlord, or to such other addressee or addressees as Landlord may designate (and any such addressee may rely thereon), a statement in writing certifying (if true) that the Lease is in full force and effect and unmodified or describing any modifications; that Tenant has accepted the Premises; that Landlord has performed all of its obligations under the Lease arising prior to the date of the certificate; that there are no defenses or offsets against the enforcement of this Lease or stating with particularity those claimed by Tenant; stating the date to which Rent has been paid; and making such other true representations as may be reasonably requested by Landlord.

ARTICLE 22. QUIET ENJOYMENT

22.1        FAITHFUL PERFORMANCE.

Upon payment of the Rent herein provided for and the observance and performance of all of the agreements, covenants, terms and conditions to be observed and performed by the Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons lawfully or equitably claiming by, through or under Landlord.

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ARTICLE 23. SURRENDER AND HOLDING OVER

23.1        DELIVERY AFTER TERM.

Tenant shall deliver up and surrender to Landlord possession of the Premises upon the expiration or earlier termination of the Term, broom clean, free of debris, in good order, condition and state of repair with Tenant’s removal of all of its signage (except as may be Landlord’s obligation under this Lease and ordinary wear and tear), and shall deliver the keys at the office of Landlord in the Shopping Center or to Landlord at the address to which notices to Landlord are to be sent. If not sooner terminated as herein provided, this Lease shall terminate at the end of the Term as provided for in Article 3 without the necessity of notice from either Landlord or Tenant to terminate the same, Tenant hereby waiving notice to vacate the Premises and agreeing that Landlord shall be entitled to the benefit of all provisions of law respecting the summary recovery of possession of premises from a tenant holding over.

23.2        EFFECT OF HOLDING OVER; RENT.

If Tenant or any party claiming under Tenant remains in possession of the Premises, or any part thereof, after any termination or expiration of this Lease, no tenancy or interest in the Premises shall result therefrom, but such holding over shall be an unlawful detainer and all such parties shall be subject to immediate eviction and removal, and Tenant shall upon demand pay to Landlord, as liquidated damages, a sum equal to all Percentage Rent, if any, and Additional Rent provided for in this Lease during any period which Tenant shall hold the Premises after the Term has expired, plus an amount computed at the rate of ~~double~~ one hundred twenty-five percent (125%) for the first two (2) months and one hundred fifty percent (150%) thereafter of the Minimum Annual Rent for such period. In addition, Tenant shall indemnify, protect, defend (by counsel approved in writing by Landlord) and hold Landlord harmless from and against any and all claims, judgments, suits, causes of action, damages, losses, liabilities and expenses (including attorneys’ fees and court costs) resulting from such failure to surrender, including, without limitation, any claim made by any succeeding tenant based thereon. The foregoing indemnity shall survive the expiration or earlier termination of this Lease. The foregoing provisions of this Section 23.2 are in addition to, and do not affect, Landlord’s right of re-entry or any other rights of Landlord hereunder or otherwise provided by law or equity.

ARTICLE 24. CONDEMNATION

24.1        ALL OF PREMISES TAKEN.

If the whole of the Premises shall be taken either permanently or temporarily by any right of eminent domain or conveyance in lieu thereof (each being hereinafter referred to as “condemnation”), this Lease shall terminate as of the day possession shall be taken by the condemning authority.

24.2        LESS THAN ALL OF PREMISES TAKEN.

If twenty percent (20%) or more of the GLA in the Premises is taken by condemnation or if (regardless of the percentage of the GLA in the Premises which is taken) the remainder of the Premises is divided in two (2) or more units, then in either event Landlord and Tenant shall have the right to terminate this Lease upon ninety (90) days written notice after possession is taken by such condemnation whereupon the Lease shall terminate as of the day possession shall be taken by such condemning authority. Tenant shall pay Rent and perform all of its other obligations under this Lease up to that date. If this Lease is not so terminated, the GLA of the Premises shall be accordingly adjusted as of the date of the taking, Rent shall be accordingly adjusted and any pre-paid Rent shall be proportionately credited or debited to Tenant. Thereafter, the Rent shall be based on the square footage of GLA in the Premises. Landlord agrees, at Landlord’s cost and expense, as soon as reasonably possible, to restore the Premises on the land remaining to a complete unit of like quality and character as existed prior to such appropriation or taking, provided that Landlord shall not be required to expend more on such restoration than the condemnation award received by Landlord (less all expenses, costs, legal fees and court costs incurred by Landlord in connection with such award).

24.3        SHOPPING CENTER TAKEN.

(a)            If any part of the Shopping Center (including any easement appurtenant to Landlord’s interest therein) is taken by condemnation so as to render, in Landlord’s judgment, the remainder unsuitable (in Landlord’s discretion) for use as a retail shopping center, Landlord shall have the right to terminate this Lease upon notice in writing to Tenant within one hundred twenty (120) days after possession is taken by such condemnation. If Landlord so terminates this Lease, it shall terminate as of the day possession is taken by the condemning authority, and Tenant shall pay Rent and perform all of its obligations under this Lease up to that date with a proportionate refund by Landlord of any Rent as may have been paid in advance for a period subsequent to such possession.

(b)            If title to (i) twenty percent (20%) or more of the GLA of Landlord’s Building or (ii) twenty percent (20%) or more of the parking required to be maintained in the Shopping Center is so taken, and if Landlord within one (1) year after such taking has not substituted an equivalent number of parking spaces in a location reasonably accessible to the Shopping Center, then either party may terminate this Lease by notice to the other given within thirty (30) days after the taking or after the expiration of such one (1) year period, as the case may be.

24.4        OWNERSHIP OF AWARD.

All damages for any condemnation of all or any part of the Shopping Center, including, but not limited to, all damages as compensation for diminution in value of the leasehold, reversion and fee, shall belong to the Landlord without any deduction therefrom for any present or future estate of Tenant, and Tenant

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hereby assigns to Landlord all its right, title and interest to any such award. Although all damages in the event of any condemnation are to belong to the Landlord, Tenant may have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant’s own right on account of any and all damage to Tenant’s business by reason of the condemnation and for or on account of any cost or loss which Tenant might incur in removing Tenant’s merchandise, furniture, fixtures, leasehold improvements and equipment.

24.5        CONFLICTS.

If there is a conflict between the provisions of this Article 24 and Article 13, the provisions of Article 24 shall govern.

24.6        WAIVER OF TERMINATION RIGHT.

This Lease sets forth the terms and conditions upon which this Lease may terminate in the event of a taking. Accordingly, the parties waive the provisions of the California Code of Civil Procedure Section 1265.130 and any successor or similar statutes permitting the parties to terminate this Lease as a result of a taking.

ARTICLE 25. MISCELLANEOUS

25.1        INTERPRETATION.

(a)           The captions appearing in this Lease are inserted only as a matter of convenience and in no way amplify, define, limit, construe or describe the scope or intent of such sections of the Lease. The neuter, feminine or masculine pronoun when used herein shall each include each of the other genders and the use of the singular shall include the plural.

(b)           The printed provisions of this Lease were drawn together by Tenant and Landlord, so that this Lease shall not be construed for or against Landlord or Tenant, but this Lease shall be interpreted in accordance with the general tenor of the language in an effort to reach the intended result.

(c)           Notwithstanding any other provision of this Lease, if the state in which the Premises is located recognizes a distinction between an estate for years and a “usufruct,” it is the intention of the parties for this instrument to create a usufruct and not an estate for years.

25.2        RELATIONSHIP OF PARTIES.

Nothing herein contained shall be construed as creating any relationship between the parties other than the relationship of Landlord and Tenant, nor cause either party to be responsible in any way for the acts, debts or obligations of the other.

25.3        NOTICES.

(a)           Any notice, demand, request, approval, consent or other instrument which may be or is required to be given under this Lease shall be in writing and shall be deemed to have been given when delivered to the party to be notified or when mailed by United States certified mail, return receipt requested, postage prepaid, or when delivered by a courier such as Federal Express, addressed to the party to be notified at the address of such party set forth in Section 1.1(t), or at Landlord’s option to the Premises or finally, to such other address as such party may from time to time designate by notice to the other in accordance with this Section.

(b)           No notice required to be given to Landlord shall be effective for any purpose unless and until a true copy thereof is given to each mortgagee of Landlord’s estate, provided Tenant has previously been given written notice of the name and address of such mortgagee.

(c)           Notices required hereunder may be given by an attorney acting on behalf of Landlord or Tenant.

25.4        SUCCESSORS.

This Lease shall inure to the benefit of and be binding upon Landlord, its successors and assigns, and shall be binding upon Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been made and consented to in accordance with the provisions of this Lease.

25.5        BROKER’S COMMISSION.

Landlord has entered into an agreement with the real estate broker specified in Section 1.1(n) of the Lease as representing Landlord (“Landlord’s Broker”), and Landlord shall pay any commissions or fees that are payable to Landlord’s Broker with respect to this Lease in accordance with the provisions of a separate commission contract. Landlord shall have no further or separate obligation for payment of commissions or fees to any other real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease, other than Landlord’s Broker and the broker specified in Section 1.1(n) of the Lease as representing Tenant (“Tenant’s Broker”). Any commissions or fees payable to Tenant’s Broker with respect to this Lease shall be paid exclusively by Landlord’s Broker. Each party represents and warrants to the other, that, to its knowledge, no other broker, agent or finder (a) negotiated or was instrumental in negotiating or

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consummating this Lease on its behalf, or/and (b) is or might be entitled to a commission or compensation in connection with this Lease. Any broker, agent or finder of Tenant whom Tenant has failed to disclose herein shall be paid by Tenant.

25.6        UNAVOIDABLE DELAYS.

In the event that either party shall be delayed or hindered in or prevented from the performance of any act required hereunder by reason of strikes, lockouts, labor troubles, inability to procure labor or materials, failure of power, restrictive governmental laws or regulations, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed in performing work or doing acts required under the terms of this Lease, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a period equivalent to the period of such delay. The provisions of this Section shall not operate to excuse Tenant from prompt payment of Rent or any other payments required by the terms of this Lease and shall not extend the Term. Delays or failures to perform resulting from lack of funds shall not be deemed delays beyond the reasonable control of a party.

25.7        ENTIRE AGREEMENT.

There are no oral agreements between the parties hereto affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, letters of intent, lease proposals, brochures, agreements, representations, promises, warranties and understandings between the parties hereto or displayed by Landlord to Tenant with respect to the subject matter thereof. This Lease, including the Exhibits and any addenda, sets forth all the covenants, promises, agreements, conditions and understandings between Landlord and Tenant concerning the Premises and the Shopping Center. No alteration, amendment, change or addition to this Lease shall be binding upon Landlord or Tenant unless reduced in writing, signed and mutually delivered between them.

25.8        APPLICABLE LAW.

The laws of the state in which the Premises are located shall govern the validity, performance and enforcement of this Lease.

25.9        WAIVER.

Failure of either party to insist upon the strict performance of any provision of this Lease or to exercise any option or enforce any rules and regulations shall not be construed as a waiver in the future of any such provision, rule or option.

25.10      ACCORD AND SATISFACTION.

No payment by Tenant or receipt by Landlord of a lesser amount than the Rent herein stipulated shall be deemed to be other than on account of the earliest stipulated Rent, nor shall any endorsement or statement on any check or any letter accompanying any such check or payment as Rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided for in this Lease or available at law or in equity.

25.11      LANDLORD’S SELF-HELP.

In addition to Landlord’s rights of self-help set forth elsewhere in this Lease, if Tenant at any time fails to perform any of its obligations under this Lease in a manner reasonably satisfactory to Landlord, Landlord shall have the right, but not the obligation, upon giving Tenant at least ten (10) days’ prior written notice of its election to do so (in the event of an emergency, no prior notice shall be required), to perform such obligations on behalf of and for the account of Tenant and to take all such action necessary to perform such obligations without liability to Tenant for any loss or damage which may result to Tenant’s stock or business by reason of such repairs. In such event, Landlord’s costs and expenses incurred therein shall be paid for by Tenant as Additional Rent, forthwith upon demand therefor, with interest thereon from the date Landlord performs such work at the Default Rate. The performance by Landlord of any such obligation shall not constitute a release or waiver of Tenant therefrom.

25.12      RECORDING.

Tenant agrees that it will not record this Lease, nor a short memorandum thereof.

25.13      JOINT AND SEVERAL LIABILITY.

If two or more individuals, corporations, partnerships or other business associations (or any combination of two or more thereof) shall sign this Lease as Tenant, the liability of each of them shall be joint and several. In like manner, if the Tenant named in this Lease shall be a partnership or other business association, the members of which are, by virtue of statute or general law, subject to personal liability, the liability of each such member shall be joint and several.

25.14      EXECUTION OF LEASE.

The submission of this Lease for examination does not constitute a reservation of or option for the Premises or any other space within the Shopping Center and shall vest no right in either party. This Lease shall become effective as a Lease only upon execution and legal delivery thereof by the parties, together with the execution and delivery to Landlord of a Guaranty in the form annexed hereto by the Guarantor(s), if any, named in Section 1.1(k) and the delivery by Tenant to Landlord of any documents and monies (if any) required to be delivered by Tenant to Landlord upon Tenant’s execution and delivery of this Lease to Landlord. This Lease may be executed in more than one counterpart, and each such counterpart shall be deemed to be an original document.

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25.15      WAIVER OF JURY TRIAL.

Tenant hereby waives trial by jury in any action, proceeding, or permissive counterclaim involving any matters whatsoever arising out of or in any way connected with the Lease, the relationship of Landlord and Tenant, Tenant’s use or occupancy of the Premises, or claim for injury or damage.

25.16      TIME OF THE ESSENCE.

Time is of the essence of each and every obligation under this Lease.

25.17      TENANT’S AUTHORITY.

If Tenant executes this Lease as a limited liability company, partnership, or corporation, then Tenant and the persons and/or entities executing this Lease on behalf of Tenant represent and warrant that: (a) Tenant is a duly organized, authorized and validly existing partnership, corporation or limited liability company, as the case may be, and is qualified to do business in the state in which the Premises is located; (b) such persons and/or entities executing this Lease are duly authorized to execute and deliver this Lease on Tenant’s behalf in accordance with the Tenant’s operating agreement (if Tenant is a limited liability company), Tenant’s partnership agreement (if Tenant is a partnership), or a duly adopted resolution of Tenant’s board of directors and the Tenant’s by-laws (if Tenant is a corporation), and (c) this Lease is binding upon Tenant in accordance with its terms. Concurrently with Tenant’s execution and delivery of this Lease to Landlord and/or at any time during the Term within ten (10) days of Landlord’s request, Tenant shall provide to Landlord a copy of any documents reasonably requested by Landlord evidencing such qualification, organization, existence and authorization.

25.18      ANTI-TERRORISM AND MONEY LAUNDERING REPRESENTATION AND INDEMNIFICATION.

Tenant certifies that: (i) neither it nor its officers, directors or controlling owners is acting, directly or indirectly, for or on behalf of any person, group, entity, or nation named by any Executive Order, the United States Department of Justice, or the United States Treasury Department as a terrorist, “Specially Designated National or Blocked Person,” or other banned or blocked person, entity, nation, or transaction pursuant to any law, order, rule or regulation that is enforced or administered by the Office of Foreign Assets Control (“SDN”); (ii) neither it nor its officers, directors or controlling owners is engaged in this transaction, directly or indirectly on behalf of, or instigating or facilitating this transaction, directly or indirectly on behalf of, any such person, group, entity or nation; and (iii) neither it nor its officers, directors or controlling owners is in violation of Presidential Executive Order 13224, the USA Patriot Act, the Bank Secrecy Act, the Money Laundering Control Act or any regulations promulgated pursuant thereto. Tenant hereby agrees to defend, indemnify, and hold harmless Landlord from and against any and all claims, damages, losses, risks, liabilities and expenses (including attorneys fees and costs) arising from or related to any breach of the foregoing certification. Should Tenant, during the term of this Lease, be designated an SDN, Landlord may, at its sole option, terminate this Lease.

~~25.19RELOCATION.~~ INTENTIONALLY DELETED.

~~Landlord shall be entitled to cause Tenant to relocate from the Premises to a comparable space within the Shopping Center (the “Relocation Space”) at any time upon written notice to Tenant. Any such relocation shall be entirely at the expense of Landlord or the third party tenant replacing Tenant in the Premises. Such relocation shall not terminate or otherwise affect or modify this Lease except that, from and after the date of such relocation, “Premises” shall refer to the Relocation Space into which Tenant has been moved, rather than the original Premises as herein defined. Landlord shall be allowed to with reasonable means to reuse Tenant’s trade fixtures.~~

ARTICLE 26. EXCLUSIVE

Landlord will not lease in the future to any tenant in the Landlord’s Building for the purpose of conducting within the Landlord’s Building as its principal business the sale of:

a retail banking facility that is 1,500 square feet or smaller.

It is understood that this exclusive shall not apply to any existing tenants. It is further understood that other tenants or occupants in the Landlord’s Building may sell one or more of the restricted items as an incidental part of their business, and permission heretofore or hereafter granted by the Landlord to conduct such incidental sales shall not be deemed to violate this covenant. This exclusive shall terminate should this Lease be assigned, and as a result of such assignment, the use of the Premises is changed from the primary use set forth in Section 1.1(j) of this Lease or if the use of the Premises is otherwise changed from the primary use set forth in Section 1.1(j) of this Lease. Should Tenant become in default under any provision of this Lease, then this exclusive shall terminate and be of no further force or effect.

Landlord reserves the right to lease (or consent to the use of) any space in the Landlord’s Building without imposing any restriction on the use of such space to any tenant whose principal business at the time the lease is made (or consent is given) is that of department store, junior department store, variety store, grocery store, drug store, or to any tenant initially occupying more than 12,500 square feet of GLA, it being understood that Landlord shall not be obligated to restrict the use of any of such space in any manner whatsoever.

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ARTICLE 27. LIMIT ON COMMON AREA COSTS

Notwithstanding the provisions of Article 8 of the Lease, Landlord agrees that Tenant will not be required to pay its Proportionate Share of Controllable Common Area Costs which exceeds $4.16 per square foot per annum, increased by 10% for each calendar year for the initial term which has elapsed since the Commencement Date.

Controllable Common Area Costs are all of those Common Area Costs described in Section 8.5 except for the costs of utilities furnished to the Common Areas, snow removal costs and the costs of any services provided by governmental authorities or agencies or any expenses relating to government taxation.

ARTICLE 28. OPTION TO EXTEND

Tenant shall have the option, exercisable by written notice to Landlord, by certified mail or nationally recognized overnight carrier, return receipt requested, given not later than six (6) months prior to the expiration of the initial Term and not earlier than nine (9) months prior to the expiration of the term or the extended option, if any, as the case may be, to extend the Lease for two (2) further terms of sixty (60) months each on the same terms and conditions as provided in this Lease, except that:

(a)           Landlord shall have no obligation to make any improvements to the Premises; and

(b)           Minimum Annual Rent for the first extended term shall be as set forth below:

Months	$ Per Square Foot Per Annum

61 - 120	95% of Fair Market Value

(c)           Minimum Annual Rent for the second extended term shall be as set forth below:

Months	$ Per Square Foot Per Annum

121 - 180	95% of Fair Market Value

(d)           Fair market value will be equal to whatever monthly Minimum Annual Rent (plus whatever periodic adjustments) Landlord is then quoting to prospective tenants for new leases of comparable space in the Shopping Center for a comparable term (as confirmed by written statement to Tenant by a representative of Landlord). Notwithstanding the above provisions to the contrary: (A) in no event will the adjusted Minimum Annual Rent be less than Minimum Rent for the immediately preceding period; and (B) in the event Tenant has not agreed in writing to accept the monthly Minimum Annual Rent ninety (90) days prior to the expiration of the then existing term, Landlord at its option may terminate this Lease as of the expiration of the then existing term.

(e)           There shall be no option to further extend the term.

Notwithstanding the foregoing, this Option to Extend this Lease shall be deemed null and void if one or more of the following has occurred:

1.             Tenant has been late in the payment of rent on three (3) or more occasions within any twelve (12) month period. For this purpose, a payment shall be deemed to be late if it is received by Landlord after the second day of the month in which such rent is due.

~~2.Tenant has been late on three (3) or more occasions within any twelve (12) month period in furnishing to Landlord the monthly sales reports required by Article 4. For this purpose, a report shall be deemed to be late it if is received by the Landlord on or after the 21st day of the month.~~

~~3.~~2.          Tenant is in default in the performance of any of its obligations under the Lease.

~~4.~~3.          Tenant has failed to give written notice by certified mail, return receipt requested, to Landlord six (6) months prior to the expiration of the initial term and not earlier than nine (9) months prior to the expiration of the term.

~~5.~~4.          The Lease has ever been assigned in violation of Section 17.1.

ARTICLE 29. TENANT ALLOWANCE

Tenant agrees to accept the Premises “as is”. Unless otherwise stated in this Article, Landlord agrees to reimburse Tenant the amount stated in Section 1.1(u) of this Lease as a tenant finish allowance. Said allowance shall be due and payable to Tenant within thirty (30) days after the following conditions have been met:

(a)           Tenant is open for business with the public in the entire Premises and has paid the first month’s rent due in advance and security deposit, if any.

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(b)           Tenant has furnished to Landlord original affidavits, original lien waivers on Regency’s standard waiver form and paid receipts for physical improvements performed within and for the Premises from Tenant’s general contractor, and all sub-contractors and material suppliers. This support provided to Landlord should be reasonably satisfactory in establishing payment in full for all labor and materials, which may form a predicate for a claim of lien against the Premises. The actual amount of the reimbursement will be the lesser of the sum total of all the receipts or the amount stated in Section 1.1(u) of this Lease.

(c)           A certificate of occupancy (or an equivalent) from the governmental authority having jurisdiction has been delivered to Landlord.

(d)           Landlord has received and approved a copy of a HVAC maintenance agreement as required by Section 13.2.

(e)           Landlord has received a certificate of insurance as required by Section 11.4.

(f)            Receipt by Landlord of evidence that Tenant has paid its utility deposits and local government impact fees.

(g)           Receipt by Landlord of Tenant’s As Built plans confirming compliance with the Americans with Disabilities Act.

(h)           Receipt by Landlord of a Form W-9, Request for Taxpayer Identification Number and Certification, executed by Tenant.

(i)            Tenant is not in default.

(j)            Tenant has installed its permanent signage on the exterior of the Premises.

If Tenant fails to request reimbursement of the tenant finish allowance within one hundred eighty (180) days of receiving its certificate of occupancy for the Premises, then this Section shall be deemed terminated and null and void. Tenant may request an extension of the one hundred eighty (180) day period with thirty (30) days prior written notice to Landlord.

~~ARTICLE 30. LANDLORD’S LIEN~~ INTENTIONALLY DELETED.

~~TO SECURE THE PAYMENT OF ALL RENTAL AND OTHER SUMS OF MONEY DUE OR TO BECOME DUE HEREUNDER AND THE FAITHFUL PERFORMANCE OF THIS LEASE BY TENANT, TENANT HEREBY GRANTS TO LANDLORD AN EXPRESS FIRST AND PRIOR CONTRACTUAL LIEN AND SECURITY INTEREST ON ALL PROPERTY (INCLUDING, BUT NOT LIMITED TO, FURNITURE, FIXTURES, EQUIPMENT, INVENTORY, CHATTELS AND MERCHANDISE AND ALL ACCESSORIES THERETO AND ALL PROCEEDS THEREOF) WHICH MAY BE PLACED ON THE PREMISES, AND ALSO UPON ALL PROCEEDS OF ANY INSURANCE WHICH MAY ACCRUE TO TENANT BY REASON OF DESTRUCTION OF OR DAMAGE TO ANY SUCH PROPERTY. SUCH PROPERTY SHALL NOT BE REMOVED FROM THE PREMISES WITHOUT THE WRITTEN CONSENT OF LANDLORD UNTIL ALL ARREARAGES IN RENTAL AND OTHER SUMS OF MONEY THEN DUE TO LANDLORD HEREUNDER SHALL FIRST HAVE BEEN PAID. ALL EXEMPTION LAWS ARE HEREBY WAIVED IN FAVOR OF SAID LIEN AND SECURITY INTEREST. THIS LIEN AND SECURITY INTEREST IS GIVEN IN ADDITION TO LANDLORD’S STATUTORY LIEN AND SHALL BE CUMULATIVE THERETO. UPON THE OCCURRENCE OF ANY EVENT OF DEFAULT, THIS LIEN MAY BE FORECLOSED WITH OR WITHOUT COURT PROCEEDINGS, BY PUBLIC OR PRIVATE SALE, PROVIDED LANDLORD GIVES TENANT AT LEAST TEN (10) DAYS NOTICE OF THE TIME AND PLACE OF SAID SALE, AND LANDLORD SHALL HAVE THE RIGHT TO BECOME THE PURCHASER UPON BEING THE HIGHEST BIDDER AT SUCH SALE. CONTEMPORANEOUSLY WITH THE EXECUTION OF THIS LEASE (AND IF REQUESTED HEREINAFTER BY LANDLORD), TENANT SHALL EXECUTE AND DELIVER TO LANDLORD UNIFORM COMMERCIAL CODE FINANCING STATEMENTS IN SUFFICIENT FORM SO THAT, WHEN PROPERLY FILED, THE SECURITY INTEREST HEREBY GRANTED SHALL THEREUPON BE PERFECTED. IF REQUESTED HEREAFTER BY LANDLORD, TENANT SHALL ALSO EXECUTE AND DELIVER TO LANDLORD UNIFORM COMMERCIAL CODE FINANCING STATEMENTS IN SUFFICIENT FORM TO REFLECT ANY AMENDMENT OR MODIFICATION IN OR EXTENSION OF THE AFORESAID CONTRACTUAL LIEN AND SECURITY INTEREST HEREBY GRANTED. TENANT HEREBY GRANTS TO LANDLORD TENANT’S POWER-OF-ATTORNEY TO EXECUTE SAID FINANCING STATEMENTS IN TENANT’S NAME, PLACE AMD STEAD. SAID POWER IS COUPLED WITH AN INTEREST AND IS IRREVOCABLE. LANDLORD SHALL, IN ADDITION TO ALL OF LANDLORD’S RIGHTS HEREUNDER, HAVE ALL OF THE RIGHTS AND REMEDIES OF A SECURED PARTY UNDER THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE IN WHICH THE PREMISES ARE LOCATED. A COPY OF THIS LEASE MAY BE FILED AS A NON STANDARD FINANCING STATEMENT.~~

ARTICLE 30. AUDIT RIGHT PROVISION

Subject to the limitations and restrictions below, Tenant shall have the right, at its sole cost and expense,

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IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease as of the day and year first above written.

LANDLORD:

REGENCY CENTERS, LP.
a Delaware limited partnership
By: Regency Centers Corporation
a Florida corporation
Its: General Partner

By:	/s/ Eric Li
Print Name:	Eric Li
Its:	Vice President

TENANT:

WILSHIRE STATE BANK
a California corporation

/s/ David Kim

By:	David Kim
Its:	Sr. V.P

/s/ Joanne Kim

	Attest:	Joanne Kim
	Its:	President and CEO

	Tax I.D.#:	95-3509631

CALIFORNIA Execution:

Corporate: This Lease must be executed for Tenant, if a California corporation, by two (2) officers of such corporation one being the chairman of the board, the president or a vice president, and the other being the secretary, an assistant secretary, the chief financial officer or an assistant treasurer. If one (1) individual is signing in two (2) of the foregoing capacities, that individual must sign twice; once as an officer and again as the other officer. If there is only one (1) individual signing in two (2) capacities, or if the two (2) signatories do not satisfy the requirements of (A) above, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease, unless the bylaws or a resolution of the Board of Directors shall otherwise provide, in which event, a certified copy of the bylaws or resolution, as the case may be, must be furnished. Also, the corporate seal of Tenant, if Tenant has such a seal, must be affixed. If Tenant is a corporation incorporated in a state other than California, then Tenant shall deliver to Landlord a certified copy of a corporate resolution in a form reasonably acceptable to Landlord authorizing the signatory(ies) to execute this Lease.

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EXHIBIT A

LEGAL DESCRIPTION

PARCEL B OF PARCEL MAP L.A. NO. 1744, IN THE CITY OF LOS ANGELES, IN THE COUNTRY OF LOS ANGELES, STATE OF CALIFORNIA, AS PER MAP FILED IN BOOK 22 PAGE 46 OF PARCEL MAPS, IN THE OFFICE OF THE COUNTY RECORDER OF SAID COUNTY.

EXCEPT THE NORTHEAST 400.00 FEET THEREOF.

ALSO EXCEPT SUBTERRANEAN MINERAL RIGHTS, INCLUDING OIL AND GAS RIGHTS, BELOW A DEPT OF 500.00 FEET BUT WITHOUT THE RIGHT OF SURFACE ENTRY, AND INCLUDING ALL EASEMENT AND APPURTENANCES THERETO, TOGETHER WTH ANY RIGHT, TITLE AND INTEREST OF GRANTOR IN RIGHT-OF-WAY OR UTILITY AGREEMENTS, AS SET FORTH IN DEED RECORDED JUNE 10, 1988 AS INSTRUMENT NO. 88-927207, OF OFFICIAL RECORDS

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EXHIBIT B

PART 1 - SITE PLAN OF SHOPPING CENTER LAND

A29
A26
A20B
A20A
A19
A18
A16
A14
A12
A10
A8
A7
A6
A5
A4
A1
El Super
A
WOODMAN AVE.
VAN NUYS BLVD.

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EXHIBIT B

PART 2 - LEASING PLAN

Site
A29
A26
A20B
A20A
A18
A16
A15
A14
A13
A10
A8
A7
A6
A5
A4
A1
El Super
A
WOODMAN AVE.
VAN NUYS BLVD.

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EXHIBIT C

DESCRIPTION OF TENANT’S WORK AND WORK TO BE PERFORMED BY LANDLORD

A.            Procedure for the Preparation and Approval of Working Drawings and Specifications.

Tenant shall, within ten (10) days after the date of execution of this Lease, deliver to the Landlord for its review and approval two (2) sets of drawings and specifications for the Tenants proposed improvements to the Premises. One set will be returned to the Tenant and one set will be retained by the Landlord. Such drawings shall consist of at least a site plan (if sitework changes to utilities, paving, landscaping, mechanical, electrical, or plumbing systems etc. are proposed), a floor plan, and exterior building elevations (if any modifications are proposed to the storefront or exterior walls) done at a reasonable scale, which will convey detail and intent, as well as an indication of color selection and graphics. Storefront elevations shall include specification of materials and color scheme. The following conditions, as applicable, are to be clearly detailed on the drawings:

New roof penetrations, including plumbing penetrations for vent stacks, or any modifications to the roof system

New equipment (satellite dishes, HVAC, etc.) installed on the roof

Underground utility changes and pavement demolition/replacement

Modifications to exterior walls to include new doors, windows, finishes, etc.

Anything to be mounted on the exterior walls

Changes to electrical, water, or gas service

Changes to the concrete floor slab

Grease trap location

If Landlord does not, within fourteen (14) days after receipt of the Tenant’s preliminary plans, indicate its disapproval, the same shall be deemed approved. However, Landlord shall not be responsible for items noted or inferred to be furnished and installed by Landlord unless item is specifically noted in paragraph B or Exhibit C-2.

If Tenant fails to submit its plans and specifications within the 10-day period provided in paragraph 1, the Landlord may, at its option, in addition to all other remedies available for Tenant’s default, have the sole right to cancel this Lease. Indulgences granted to Tenant shall not be construed to be a waiver of the provisions of this paragraph. Time is of the essence of this agreement.

Tenant shall have access to change locks upon Landlord’s receipt of two (2) sets of plans, contractor’s insurance and Tenant’s acceptance of space. Tenant will pay costs of lock change and must make appointment with Landlord.

B.            Landlord’s Work.

LANDLORD HAS NO OBLIGATION TO PERFORM ANY WORK WITHIN THE PREMISES OR THE SHOPPING CENTER UNLESS STATED IN EXHIBIT “C-2”. IF NO EXHIBIT “C-2” IS ATTACHED (AND SIGNED BY BOTH LANDLORD AND TENANT), TENANT AGREES TO ACCEPT THE PREMISES IN ITS CONDITION “AS IS” AND SHALL BE OBLIGATED TO PERFORM SUCH WORK AS IS NECESSARY TO RENDER THE PREMISES USEFUL FOR THE PURPOSES LEASED.

C.            Tenant’s Work.

All work not specifically described as Landlord’s obligation in Exhibit “C-2” shall be the obligation of Tenant and shall be performed in accordance with approved plans and specifications at the sole cost of Tenant. The following work shall be at the sole expense of the Tenant and shall be subject to the approval of the Landlord, unless otherwise expressly provided herein:

1.          Furniture and Fixtures - all furniture, furnishings, trade fixtures and related parts, all of which shall be ~~now unless otherwise approved by Landlord~~ as customarily found in other first class shopping centers.

2.          Fixture and Equipment Connections - electrical and mechanical connection of all merchandising, lighting, floor and wall fixtures or equipment and related parts, including kitchen and food service equipment and other equipment peculiar to Tenant’s occupancy.

3.          Outdoor seating plan if local ordinance allows.

4.          Approved Fire Protection Devices - approved fire extinguishers or fire protection devices in size, type and quantity throughout the Premises as required by code and standards of governing insurance rating boards.

5.          All Signs and Graphics - the design, installation and location of all signs, exit signs and emergency lighting. Landlord must approve all signs prior to any installation. Signage will be solely Tenant’s responsibility. Landlord will not be responsible for compliance with city ordinances or liable for Tenant’s contractor actions.

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EXHIBIT C-1

SIGN CRITERIA

A.            INTRODUCTION

These criteria have been established for the purpose of assuring an outstanding shopping center and for the mutual benefit of all tenants. The criteria will also provide guidelines necessary to achieve a visually coordinated balance and appealing signage environment. Conformance will be strictly enforced and any installed nonconforming or unapproved signs must be brought into conformance at Tenant’s sole cost and expense. Tenant must use qualified licensed contractors under the following guidelines. Landlord retains full rights of approval of any sign used in the Shopping Center, and no sign shall be installed and/or fabricated without Landlord’s written approval before a city permit is sought

B.            GENERAL REQUIREMENTS

1.                                      Prior to applying for a sign permit. Tenant shall submit or cause to be submitted to Landlord for approval before fabrication three (3) copies of detailed scale drawings (one in full color) indicating the location, size, layout, illumination, materials, design, colors and installation details of the proposed signs, including all lettering and graphics.

2.                                      All required permits and approvals for signs and their installation shall be obtained by Tenant or his representative prior to contractual agreement, fabrication and installation.

3.                                      Tenant shall be responsible for the fulfillment of all requirements and specifications, including those of the local municipality and the Uniform Electrical Code.

4.                                      All signs shall be constructed and installed at Tenant’s sole cost and expense.

5.                                      All signs shall be reviewed by Landlord for conformance with these criteria and for overall design quality. Approval or disapproval of sign submittals based on aesthetics of design shall remain the right of Landlord, in its sole cost and expense, and the local governmental agencies having jurisdiction in such matters.

6.                                      If Tenant is a tenant of a multi-sided freestanding buildings, its signage will be considered on an individual basis subject to Landlord’s criteria and city sign ordinances. Total sign area shall not exceed one square foot per lineal foot of leased frontage.

7.                                      Signage for Major Tenants (5,000 square feet minimum with five or more locations) will be considered on an individual basis subject to Landlord’s approval and city sign ordinances.

C.                                   GENERAL SPECIFICATIONS

1.                                      Tenant signs on the sign fascia shall be of self illuminated individual channel letters which are shaped to the configuration of the Tenant sign copy and/or logo. Illuminated background cabinet or box signs will not be permitted.

2.                                      Sign shall consist of metal channel letters with plexiglas face and internal neon tube illumination.

3.                                      Projections above or below the sign panel are not permitted.

4.                                      The width of Tenant’s graphics on the sign fascial shall not exceed seventy percent (70%) of the width of the store or shop. The base line of each letter is to be installed one foot up from the bottom of the sign band. The sign is to be centered horizontally on the sign band, unless specific Landlord approval is obtained.

5.                                      Maximum vertical letter height is 20 inches for stores with 20 feet or greater frontage and 18 inches or less for stores with less than 20 feet frontage. Logo boxes shall be no larger in vertical height than the channel letter height. Logos shall only be permitted is approved by the local municipality and, in any event, shall only be permitted if they are a patented trademark of Tenant and shall not exceed 10% of sign area and shall be incorporated in total sign area. Major Tenants will be evaluated on an individual basis.

6.                                      Signage may be applied to the inside glass storefront of a tenant space provided such signage does not cover more than 20% of the glass storefront, if permitted under current municipal code.

7.                                      Location of all openings for conduits in building walls shall be indicated on sign drawings submitted to Landlord.

8.                                      Except as provided herein, no restrictions are placed on style or position of graphics except that they shall be of good taste and design. Creative design is encouraged.

9.                                      Tenants shall identification signs designed in a manner compatible with and complimentary to adjacent and facing storefronts and the overall design concept of the center.

10.                                Tenant shall be permitted to place upon its premises not more than 144 square inches of decal lettering indicating hours of business, emergency telephone numbers, etc.

11.                                Except as provided herein, no advertising placards, banners, pennants, insignia or other material shall be affixed or maintained upon the glass panes and supports of the show windows and doors or on the exterior walls of the building.

12.                                If tenant has a noncustomer door for receiving merchandise, Tenant may have uniformly applied 2-inch high block letters with Tenant’s name and address. Color of letter will be as selected by Landlord and will be consistent throughout the center.

REGENCY CENTERS	INITIAL HERE

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EXHIBIT C-1

SIGN CRITERIA

13.           No animated, flashing, audible, off-premise or vehicle signs are permitted.

14.           No exposed lamps, tubing or neon are permitted.

15.           No signs that encroach into the proximity of utilities are permitted.

16.           No exposed raceways, crossovers, conduits, conductors, transformers, etc., are permitted.

17.           Painted lettering is not permitted.

D.            CONSTRUCTION REQUIREMENTS

1.                                       Tenant is responsible for the installation and maintenance of sign illumination.

2.                                       Tenant is fully responsible for the operations of Tenant’s sign contractors.

3.                                       Tenant’s sign contractor will repair any damage to center caused by same.

4.                                       All penetrations of the building structure required by sign installation shall be sealed in a watertight and workmanlike condition and shall be patched to match adjacent finish.

5.                                       Electrical conduit, junction boxes and the like are to be concealed.

6.                                       Letter fasteners and clips are to be concealed and be of galvanized, stainless or aluminum metals.

7.                                       No labels are permitted on the exposed surfaces of signs, except those required by local ordinance which shall be placed in an inconspicuous location.

8.                                       Plastic surfaces are to be Rohm Hass Co. 3/16” Plexiglas as manufactured for outdoor advertising. Colors will be considered on an individual basis. Each sign shall contain one face color, unless Tenant is a Major Tenant, in which case color will be subject to the approval of Landlord and City.

9.                                       All letters shall be fabricated using full welded construction.

10.                                 3/4” trimcap retainers shall be used at the perimeter of all letters. Color of trimcap retainers is to match color of plex face.

11.                                 Side returns to be minimum 5”. Color to be painted same color as plex face.

12.                                 Tenant will be responsible for providing installation and connection of sign display and primary wiring at sign location stipulated by Landlord. All signs to be connected to “J” box provided by Landlord which is connected and controlled at Landlord’s house panel for uniform control of hours of illumination.

13.                                 Internal illumination to be 30 mill-amp neon installation labeled in accordance with the “National Board of Fire Underwriters Specifications.”

14.                                 Tenant shall be required to have any discrepancies and/or code violations corrected at Tenant’s expense. Any cod violations or discrepancies not corrected within 15 days of Tenant’s receipt of notice from Landlord may be corrected by Landlord at Tenant’s expense.

REGENCY CENTERS	INITIAL HERE

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EXHIBIT E

REQUIREMENTS AND RESTRICTIONS

Tenant:

1.   will not, without Landlord’s consent, conduct or permit to be conducted any auction, fire, bankruptcy or going-out-of-business sales, or similar type sale, in connection with the Premises; provided, however, that this provision shall not restrict the absolute freedom of Tenant to determine its own selling prices nor shall it preclude the conduct of periodic seasonal, promotional or clearance sales;

2.   will not use or permit the use of any apparatus for sound reproduction or transmission or of any musical instrument in such manner that the sounds so reproduced, transmitted or produced shall be audible beyond the interior of the Premises; will not utilize an advertising medium within the Shopping Center which can be seen, heard or experienced outside the Premises, including, but not limited to, flashing lights, searchlights, loudspeakers, phonographs, radio or television; will not display, paint or cause to be displayed, painted or placed, any handbills, bumper stickers or other advertising devises on any vehicle parked in the parking area of the Shopping Center; will not distribute, or cause to be distributed, in the Shopping Center any handbills or other advertising devices; and will not conduct or permit any activities that might constitute a nuisance;

3.   will keep all mechanical apparatus free of vibration and noise which may be transmitted beyond the confines of the Premises; will not cause or permit strong, unusual, offensive or objectionable noise, odors, fumes, dust or vapors to emanate or be dispelled from the Premises; will not burn trash or store or permit accumulations of any trash, garbage, rubbish or other refuse outside of the Premises except in compactors or other receptacles approved by Landlord;

4.   will not load or permit the loading or unloading of merchandise, supplies or other property, nor ship, nor receive, outside the area and entrance designated therefor by Landlord from time to time; will not permit the parking or standing, outside of said area, of trucks, trailers or other vehicles or equipment engaged in such loading or unloading in a manner to interfere with the use of any Common Areas or any pedestrian or vehicular use and good shopping center practice; will use its best efforts to complete or cause to be completed all deliveries, loading, unloading and services to the Premises prior to 10:00 a.m. each day;

5.   will not paint or decorate any part of the exterior of the Premises, or change the architectural treatment thereof, or install any visible protective devices such as burglar bars or security shutters or window tinting, without first obtaining Landlord’s written approval; and will remove promptly upon order of Landlord any paint, decoration or protective device which has been applied to or installed upon the exterior of the Premises without Landlord’s prior approval, or take such other action with reference thereto as Landlord may direct;

6.   will keep the inside and outside of all glass in the doors and windows of the Premises clean; will not place or maintain any merchandise, vending machines or other articles in the vestibule or entry of the Premises, on the footwalks adjacent thereto or elsewhere on the exterior thereof; will maintain the Premises at its own expense in a clean, orderly and sanitary condition and free of insects, rodents, vermin and other pests; and will keep refuse in proper containers on the interior of the Premises until removed from the Premises;

7.   will comply (at its sole cost and expense) with all laws, rules, regulations, orders and guidelines now or hereafter in force relating to or affecting the use, occupancy, alteration or improvement of the Premises, including parking requirements (“Laws”) and will not use or permit the use of any portion of the Premises for any unlawful purpose or in violation of any recorded covenants, conditions and restrictions affecting the Shopping Center;

8.   will not place, permit or maintain on the exterior walls or roof of the Premises any sign, advertising matter, decoration, lettering, insignia, emblems, trademark or descriptive material (herein called “Signs”) and will not permit any Signs to remain or be placed on any window or door of the Premises unless the same have been approved in writing by Landlord; and will maintain any and all Signs as may be approved in good condition and repair at all times, Landlord reserving the right to do so at Tenant’s expense if Tenant fails to do so after five (5) days’ notice from Landlord; Tenant acknowledges that it will install its approved Signs within thirty (30) days from date of possession of the Premises;

9.   will keep the display windows in the Premises electrically lighted and any and all electric signs lighted during all other periods that a majority of tenants are open for business in the Shopping Center; and

10.    will not use the sidewalks adjacent to the Premises, or any other space outside of the Premises, for the sale or display of any merchandise or for other business, occupation or undertaking.

REGENCY CENTERS	INITIAL HERE

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